Exhibit 4(A)(21)

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (“Agreement”) is made as of the 5th day of August, 2005 by and among ViryaNet Ltd., an Israeli corporation (the “Company”), and the Investors set forth on the signature pages affixed hereto (each an “Investor” and collectively the “Investors”).

Recitals

A. The Investors have previously purchased US$2,500,000 in aggregate principal amount of the Company’s 7.5% Convertible Notes due 2014 (the “Existing Notes”).

B. The Company and the Investors want to amend and restate the Existing Notes.

C. The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended; and

D. The Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and conditions stated in this Agreement, an aggregate of (i) US$480,000 of the Company’s 7.5% Convertible Notes due 2013 in the form attached hereto as Exhibit A (the “Notes”), which are convertible into Ordinary Shares, par value 1.0 NIS, of the Company’s capital stock (the “Ordinary Shares”) at a conversion price of US$2.205 (subject to adjustment), (ii) 333,333 Ordinary Shares (the “Shares”) at a purchase price of US$2.10 per share, and (iii) warrants to purchase an aggregate of 116,666 Ordinary Shares (subject to adjustment) at an exercise price of US$2.10 per share (subject to adjustment) in the form attached hereto as Exhibit B (the “Warrants”); and

E. Simultaneously with the sale of the Notes, the Shares and the Warrants, the Existing Notes will be amended and restated to contain the same terms and conditions of the Notes (as so amended and restated, the “Restated Notes”).

F. Contemporaneous with the sale of the Notes, the Shares and the Warrants and the amendment and restatement of the Existing Notes, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and applicable state securities laws.

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such Person.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company, after due inquiry.

“Confidential Information” means trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, processes, procedures and techniques, research and development information, computer program code, performance specifications, support documentation, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information).

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Conversion Shares” means the Ordinary Shares issuable upon the conversion of the Notes and the Restated Notes, excluding the Payment Shares.

“Intellectual Property” means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; and (v) proprietary computer software (including but not limited to data, data bases and documentation).

“Liens” means any pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, security title, mortgage, security deed or deed of trust, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code or comparable law of any jurisdiction). For the avoidance of doubts, Liens do not include the placement of Company’s source codes in escrow under escrow agreements with third parties in the ordinary course of business.

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its Subsidiaries taken as a whole, or (ii) the ability of the Company to perform its obligations under the Transaction Documents.

“Nasdaq” means The Nasdaq Stock Market, Inc.

“Payment Shares” means Ordinary Shares issued as payment pursuant to Section 7 of the Notes and the Restated Notes.

“Permitted Liens” means (a) Liens imposed by law for taxes that are not yet due or are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles; (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or that are being contested in good faith and by appropriate proceedings; (c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations; (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Purchase Price” shall mean One Million One Hundred Eighty Thousand United States Dollars (US$1,180,000).

“Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“SEC Filings” has the meaning set forth in Section 4.6.

“Securities” means the Notes, the Restated Notes, the Shares, the Warrants, the Warrant Shares, the Conversion Shares and the Payment Shares.

“Senior Debt” means all amounts due to Bank Hapolaim under the Loan Agreement, dated July 14, 2003, the Factoring Agreement, dated June 25, 2002, the Credit Line and the Overdraft Facility made available to the Company.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

“Transaction Documents” means this Agreement, the Notes, the Restated Notes, the Warrants and the Registration Rights Agreement.

“Warrant Shares” means the Ordinary Shares issuable upon the exercise of the Warrants.

“1933 Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

2. Purchase and Sale of the Notes, Shares and Warrants; Restatement of Existing Notes. Subject to the terms and conditions of this Agreement, on the Closing Date, each of the Investors shall severally, and not jointly, purchase, and the Company shall sell and issue to the Investors, the Shares, the Notes and the Warrants in the respective amounts set forth opposite the Investors’ names on the signature pages attached hereto in exchange for the Purchase Price as specified in Section 3(a) below. Also on the Closing Date, the Existing Notes shall automatically and without any action on the part of the Investors be amended and restated into the Restated Notes.

3. Closing. Upon confirmation that the other conditions to the Closing specified herein have been satisfied or duly waived by the Investors, the Company shall deliver to Lowenstein Sandler PC, in trust, the Notes, the Restated Notes, the Warrants and certificates representing the Shares, registered in such name or names as the Investors may designate, with instructions that such securities are to be held for release to the Investors only upon (i) payment in full of the Purchase Price by all the Investors and (ii) the delivery of the Existing Notes to the Company. Upon such receipt by Lowenstein Sandler PC of the Notes, the Existing Notes, the Warrants and the certificates representing the Shares, each Investor shall promptly, but no more than one Business Day thereafter, (i) cause a wire transfer in same day funds to be sent to the account of the Company as instructed in writing by the Company, in an amount representing such Investor’s pro rata portion of the Purchase Price as set forth on the signature pages to this Agreement and (ii) deliver the Existing Notes to the Company. On the date (the “Closing Date”) the Company receives the Purchase Price and the Existing Notes, the Notes, the Existing Notes, the Warrants and the certificates representing the Shares shall be released to the Investors (the “Closing”). The Closing shall take place at the offices of Lowenstein Sandler PC, 1251 Avenue of the Americas, 18th Floor, New York, New York, or at such other location and on such other date as the Company and the Investors shall mutually agree.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors that, except as set forth in the schedules delivered herewith (collectively, the “Disclosure Schedules”):

4.1 Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing (to the extent relevant) under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not and could not reasonably be expected to have a Material Adverse Effect. The Company’s Subsidiaries are listed on Schedule 4.1 hereto.

4.2 Authorization. The Company has full power and authority and has taken all requisite action on the part of the Company, its officers, directors and shareholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities. The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

4.3 Capitalization. Schedule 4.3 sets forth (a) the authorized capital stock of the Company on the date hereof; (b) the number of shares of capital stock issued and outstanding; (c) the number of shares of capital stock issuable pursuant to the Company’s stock plans; and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Notes, the Restated Notes and the Warrants) exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable securities laws and any rights of third parties. Except as described on Schedule 4.3, all of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights, were issued in full compliance with applicable securities laws and any rights of third parties and are owned by the Company, beneficially and of record, subject to no Liens. Except as described on Schedule 4.3, no Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company. Except as described on Schedule 4.3, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any of its Subsidiaries is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement, neither the Company nor any of its Subsidiaries is currently in negotiations for the issuance of any equity securities of any kind. Except as described on Schedule 4.3 and except for the Registration Rights Agreement, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them. Except as described on Schedule 4.3 and except as provided in the Registration Rights Agreement, no Person has the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

Except as described on Schedule 4.3, the issuance and sale of the Securities hereunder will not obligate the Company to issue Ordinary Shares or other securities to any other Person (other than the Investors) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

Except as described on Schedule 4.3, the Company does not have outstanding shareholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

4.4 Valid Issuance. The Shares have been duly and validly authorized, executed and delivered and, upon payment of the Purchase Price as contemplated in Section 3, will be validly issued, fully paid and non-assessable free and clear of all Liens, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investors. The Notes and the Restated Notes have been duly and validly authorized. The Conversion Shares issuable upon the conversion of the Notes and the Restated Notes have been duly and validly authorized and, upon the due conversion of the Notes or the Restated Notes, as applicable, will be validly issued, fully paid and non-assessable free and clear of all Liens, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investors. The Payment Shares issuable in respect of the Notes and the Restated Notes are duly and validly authorized and, upon issuance pursuant to the terms of the Notes or the Restated Notes, as applicable, will be validly issued, fully paid and non-assessable free and clear of all Liens, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investors. The Warrants have been duly and validly authorized. Upon the due exercise of the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investors. The Company has reserved a sufficient number of Ordinary Shares for issuance of the Warrant Shares and the Conversion Shares and the Payment Shares, free and clear of all Liens, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investors.

4.5 Consents. The execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official, except for filings that have been made pursuant to applicable securities laws and the approvals by the Israeli Investment Center, the Israeli Chief Scientist, which have been obtained and which are in full force and effect, and post-sale filings pursuant to applicable securities laws which the Company undertakes to file within the applicable time periods. Except as described in the immediately preceding sentence and subject to the accuracy of the representations and warranties of each Investor set forth in Section 5 hereof, the Company has taken all action necessary to exempt (i) the issuance and sale of the Securities, (ii) the issuance of the Warrant Shares upon due exercise of the Warrants, (iii) the issuance of the Conversion Shares upon due conversion of the Notes and the Restated Notes, (iv) the issuance of the Payment Shares in accordance with the terms of the Notes and the Restated Notes, and (v) the other transactions contemplated by the Transaction Documents from the provisions of any shareholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Company’s memorandum of association or articles of association that is or could reasonably be expected to become applicable to the Investors as a result of the transactions contemplated hereby, including without limitation, the issuance of the Securities and the ownership, disposition or voting of the Securities by the Investors or the exercise of any right granted to the Investors pursuant to this Agreement or the other Transaction Documents.

4.6 Delivery of SEC Filings; Business. The Company has made available to the Investors through the EDGAR system, true and complete copies of the Company’s most recent Annual Report on Form 20-F for the fiscal year ended December 31, 2004 (as amended prior to the date hereof, the “20-F”), and all other reports filed by the Company pursuant to the 1934 Act since the filing of the 20-F and prior to the date hereof (collectively, the “SEC Filings”). The SEC Filings are the only filings required of the Company pursuant to the 1934 Act for such period. The Company and its Subsidiaries are engaged in all material respects only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company and its Subsidiaries, taken as a whole.

4.7 Use of Proceeds. The net proceeds of the sale of the Notes, Warrants and Shares hereunder shall be used by the Company for working capital and general corporate purposes.

4.8 No Material Adverse Change. Since December 31, 2004, except as identified and described in the SEC Filings or as described on Schedule 4.8, there has not been:

(i) any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the 20-F, except for changes in the ordinary course of business which have not and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;

(ii) any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

(iii) any material damage, destruction or loss, whether or not covered by insurance to any assets or properties of the Company or its Subsidiaries;

(iv) any waiver, not in the ordinary course of business, by the Company or any Subsidiary of a material right or of a material debt owed to it;

(v) any satisfaction or discharge of any Liens or payment of any obligation by the Company or a Subsidiary, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company and its Subsidiaries taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

(vi) any change or amendment to the Company’s memorandum of association or articles of association, or material change to any material contract or arrangement by which the Company or any Subsidiary is bound or to which any of their respective assets or properties is subject;

(vii) any material labor difficulties or labor union organizing activities with respect to employees of the Company or any Subsidiary;

(viii) any material transaction entered into by the Company or a Subsidiary other than in the ordinary course of business;

(ix) the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company or any Subsidiary;

(x) the loss or threatened loss of any customer which has had or could reasonably be expected to have a Material Adverse Effect; or

(xi) any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.

4.9 SEC Filings; F-3 Eligibility.

(a) At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(b) Each registration statement and any amendment thereto filed by the Company since January 1, 2002 pursuant to the 1933 Act and the rules and regulations thereunder, as of the date such statement or amendment became effective, complied as to form in all material respects with the 1933 Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading; and each prospectus filed pursuant to Rule 424(b) under the 1933 Act, as of its issue date and as of the closing of any sale of securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(c) The Company is eligible to use Form F-3 to register the Registrable Securities (as such term is defined in the Registration Rights Agreement) for sale by the Investors as contemplated by the Registration Rights Agreement.

4.10 No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company’s memorandum of association or articles of association, both as in effect on the date hereof (true and complete copies of which have been made provided to the Investors), or (ii)(a) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their respective assets or properties, or (b) any agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or a Subsidiary is bound or to which any of their respective assets or properties is subject.

4.11 Tax Matters. The Company and each Subsidiary has timely prepared and filed all tax returns required to have been filed by the Company or such Subsidiary with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or any Subsidiary nor, to the Company’s Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company and its Subsidiaries, taken as a whole. All taxes and other assessments and levies that the Company or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax Liens or claims pending or, to the Company’s Knowledge, threatened against the Company or any Subsidiary or any of their respective assets or property. There are no outstanding tax sharing agreements or other such arrangements between the Company and any Subsidiary or other corporation or entity.

4.12 Title to Properties. Except as disclosed in the SEC Filings, the Company and each Subsidiary has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from Liens, other than Permitted Liens and Liens securing the Senior Debt, and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Filings, the Company and each Subsidiary holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

4.13 Certificates, Authorities and Permits. The Company and each Subsidiary possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, and neither the Company nor any

Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or such Subsidiary, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

4.14 No Labor Disputes. No material labor dispute with the employees of the Company or any Subsidiary exists or, to the Company’s Knowledge, is imminent.

4.15 Intellectual Property.

(a) No Intellectual Property of the Company or its Subsidiaries which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has been or is now involved in any cancellation, dispute or litigation, and, to the Company’s Knowledge, no such action is threatened. Neither the Company nor its Subsidiaries owns any right, title and interest in any patent or patent application.

(b) All of the licenses and sublicenses and consent, royalty or other agreements concerning Intellectual Property which are necessary for the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted to which the Company or any Subsidiary is a party or by which any of their assets are bound (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) (collectively, “License Agreements”) are valid and binding obligations of the Company or its Subsidiaries that are parties thereto and, to the Company’s Knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally, and there exists no event or condition which will result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a default by the Company or any of its Subsidiaries under any such License Agreement.

(c) The Company and its Subsidiaries own or have the valid right to use all of the Intellectual Property that is necessary for the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted and for the ownership, maintenance and operation of the Company’s and its Subsidiaries’ properties and assets, free and clear of all Liens, other than Permitted Liens and Liens securing the Senior Debt, adverse claims or obligations to license all such owned Intellectual Property and Confidential Information, other than licenses entered into in the ordinary course of the Company’s and its Subsidiaries’ businesses. The Company and its Subsidiaries have a valid and enforceable right to use all third party Intellectual Property and Confidential Information used or held for use in the respective businesses of the Company and its Subsidiaries.

(d) To the Company’s Knowledge, the conduct of the Company’s and its Subsidiaries’ businesses as currently conducted does not infringe or otherwise impair or conflict with (collectively, “Infringe”) any Intellectual Property rights of any third party or any confidentiality obligation owed to a third party, and, to the Company’s Knowledge, the Intellectual Property and Confidential Information of the Company and its Subsidiaries which are necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted are not being Infringed by any third party. There is no litigation or order pending or outstanding or, to the Company’s Knowledge, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property or Confidential Information of the Company and its Subsidiaries and the Company’s and its Subsidiaries’ use of any Intellectual Property or Confidential Information owned by a third party, and, to the Company’s Knowledge, there is no valid basis for the same.

(e) The consummation of the transactions contemplated hereby and by the other Transaction Documents will not result in the alteration, loss, impairment of or restriction on the Company’s or any of its Subsidiaries’ ownership or right to use any of the Intellectual Property or Confidential Information which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted.

(f) The Company and its Subsidiaries have taken reasonable steps to protect the Company’s and its Subsidiaries’ rights in their Intellectual Property and Confidential Information. Each employee, consultant and contractor who has had access to Confidential Information which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such Confidential Information and has executed appropriate agreements that are substantially consistent with the Company’s standard forms thereof. Except under confidentiality obligations, there has been no material disclosure of any of the Company’s or its Subsidiaries’ Confidential Information to any third party.

4.16 Environmental Matters. Neither the Company nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, and is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company’s Knowledge, threatened investigation that might lead to such a claim.

4.17 Litigation. Except as described on Schedule 4.17, there are no pending actions, suits or proceedings against or affecting the Company, its Subsidiaries or any of its or their properties; and to the Company’s Knowledge, no such actions, suits or proceedings are threatened or contemplated.

4.18 Financial Statements. The financial statements included in each SEC Filing present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Form 6-K under the 1934 Act). Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof or as described on Schedule 4.18, neither the Company nor any of its Subsidiaries has incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

4.19 Insurance Coverage. The Company and each Subsidiary maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company and each Subsidiary, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.

4.20 Compliance with Nasdaq Continued Listing Requirements. Except as described in Schedule 4.20, the Company is in compliance with applicable Nasdaq continued listing requirements. There are no proceedings pending or, to the Company’s Knowledge, threatened against the Company relating to the continued listing of the Company’s Ordinary Shares on Nasdaq and the Company has not received any notice of, nor to the Company’s Knowledge is there any basis for, the delisting of the Ordinary Shares from Nasdaq. The issuance of the Shares, the Warrants, the Notes and the amendment and restatement of the Existing Notes as contemplated hereby do not and will not require approval of the Company’s shareholders pursuant to Nasdaq Marketplace Rule 4350(i).

4.21 Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

4.22 No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

4.23 No Integrated Offering. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the 1933 Act.

4.24 Private Placement. The offer and sale of the Securities to the Investors as contemplated hereby is exempt from the registration requirements of the 1933 Act.

4.25 Questionable Payments. Neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any of their respective current or former shareholders, directors, officers, employees, agents or other Persons acting on behalf of the Company or any Subsidiary, has on behalf of the Company or any Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company or any Subsidiary; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

4.26 Transactions with Affiliates. Except as disclosed in the SEC Filings, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

4.27 Internal Controls. Except as described in the SEC Filings, the Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the date of the 20-F, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K) or, to the Company’s Knowledge, in other factors that could significantly affect the Company’s internal controls. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the 1934 Act.

4.28 Disclosures. Neither the Company nor any Person acting on its behalf has provided the Investors or their agents or counsel with any information that constitutes or might constitute material, non-public information. The written materials delivered to the Investors in connection with the transactions contemplated by the Transaction Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

5. Representations and Warranties of the Investors. Each of the Investors hereby severally, and not jointly, represents and warrants to the Company that:

5.1 Organization and Existence. Such Investor is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to invest in the Securities pursuant to this Agreement.

5.2 Authorization. The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party have been duly authorized and will each constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

5.3 Purchase Entirely for Own Account. The Securities to be received by such Investor hereunder will be acquired for such Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time. Such Investor is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.

5.4 Investment Experience. Such Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

5.5 Disclosure of Information. Such Investor has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities. Such Investor acknowledges receipt of copies of the SEC Filings. Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, amend or affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

5.6 Restricted Securities. Such Investor understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

5.7 Legends. It is understood that, except as provided below, certificates evidencing the Securities may bear the following or any similar legend:

(a) “The securities represented hereby may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144(k), or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933 or qualification under applicable state securities laws.”

(b) If required by the authorities of any state in connection with the issuance of sale of the Securities, the legend required by such state authority.

5.8 Accredited Investor. Such Investor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act.

5.9 No General Solicitation. Such Investor did not learn of the investment in the Securities as a result of any public advertising or general solicitation.

5.10 Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

6. Conditions to Closing.

6.1 Conditions to the Investors’ Obligations. The obligation of each Investor to purchase the Notes, the Shares and the Warrants at the Closing and to amend and restate the Existing Notes is subject to the fulfillment to such Investor’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by such Investor (as to itself only):

(a) The representations and warranties made by the Company in Section 4 hereof qualified as to materiality shall be true and correct at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in Section 4 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

(b) The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Notes, the Shares and the Warrants, the amendment and restatement of the Existing Notes and the consummation of the other transactions contemplated by the Transaction Documents to be consummated on or prior to the Closing Date, all of which shall be in full force and effect.

(c) The Company shall have executed and delivered the Registration Rights Agreement.

(d) The Company shall have (i) received oral confirmation from Nasdaq to the effect that the issuance and sale of the Notes, the Shares and the Warrants and the amendment and restatement of the Existing Notes as contemplated hereby will not require stockholder approval pursuant to the requirements of Nasdaq Marketplace Rule 4350(i), and (ii) provided written notification to Nasdaq of the proposed issuance of the Shares, the Conversion Shares, the Warrant Shares and the Payment Shares so that such securities will be approved for inclusion in the Nasdaq SmallCap Market upon official notice of issuance promptly after the Closing.

(e) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(f) The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b), (d), (e) and (i) of this Section 6.1.

(g) The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, certifying the current versions of the memorandum of association or articles of association of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

(h) The Investors shall have received opinions from the Company’s counsel, dated as of the Closing Date, covering such matters as the Investors may reasonably request.

(i) No stop order or suspension of trading shall have been imposed by Nasdaq, the SEC or any other governmental or regulatory body with respect to public trading in the Ordinary Shares.

6.2 Conditions to Obligations of the Company. The Company’s obligation to sell and issue the Notes, the Shares and the Warrants at the Closing and to amend and restate the Existing Notes is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a) The representations and warranties made by the Investors in Section 5 hereof, other than the representations and warranties contained in Sections 5.3, 5.4, 5.5, 5.6, 5.7, 5.8 and 5.9 (the “Investment Representations”), shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investment Representations shall be true and correct in all respects when made, and shall be true and correct in all respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investors shall have performed in all material respects all obligations and conditions herein required to be performed or observed by them on or prior to the Closing Date.

(b) The Investors shall have executed and delivered the Registration Rights Agreement.

(c) The Investors shall have paid the Purchase Price and delivered the Existing Notes to the Company as provided in Section 3(a).

(d) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

6.3 Termination of Obligations to Effect Closing; Effects.

(a) The obligations of the Company, on the one hand, and the Investors, on the other hand, to effect the Closing shall terminate as follows:

(i) Upon the mutual written consent of the Company and the Investors;

(ii) By the Company if any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;

(iii) By an Investor (with respect to itself only) if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by the Investor; or

(iv) By either the Company or any Investor (with respect to itself only) if the Closing has not occurred on or prior to August 10, 2005;

provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

(b) In the event of termination by the Company or any Investor of its obligations to effect the Closing pursuant to this Section 6.5, written notice thereof shall forthwith be given to the other Investors and the other Investors shall have the right to terminate their obligations to effect the Closing upon written notice to the Company and the other Investors. Nothing in this Section 6.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

7. Covenants and Agreements of the Company.

7.1 Reservation of Ordinary Shares. The Company shall at all times reserve and keep available out of its authorized but unissued Ordinary Shares, solely for the purpose of providing for the conversion of the Notes, the exercise of the Warrants and the issuance of the Payment Shares, such number of Ordinary Shares as shall from time to time equal the number of Conversion Shares, the Warrant Shares and the maximum number of Payment Shares that may be issued under the Notes or the Restated Notes.

7.2 [Intentionally Omitted]

7.3 No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Investors under the Transaction Documents.

7.4 [Intentionally Omitted]

7.5 [Intentionally Omitted]

7.6 Listing of Underlying Shares and Related Matters. Promptly following the date hereof, the Company shall take all necessary action to cause the Shares, the Warrant Shares, the Conversion Shares and the Payment Shares to be listed on the Nasdaq SmallCap Market as soon as possible after the Closing Date. Further, if the Company applies to have its Ordinary Shares or other securities traded on any other principal stock exchange or market, it shall include in such application the Shares, the Conversion Shares, the Warrant Shares and the Payment Shares and will take such other action as is necessary to cause such Ordinary Shares to be so listed. The Company will use commercially reasonable efforts to continue the listing and trading of its Ordinary Shares on the Nasdaq SmallCap Market and, in accordance, therewith, will use commercially reasonable efforts to comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable.

7.7 Termination of Covenants. The provisions of Sections 7.2 through 7.5 shall terminate and be of no further force and effect on the date on which the Company’s obligations under the Registration Rights Agreement to register or maintain the effectiveness of any registration covering the Registrable Securities (as such term is defined in the Registration Rights Agreement) shall terminate.

7.8 Removal of Legends. Upon the earlier of (i) registration for resale pursuant to the Registration Rights Agreement and receipt by the Company of the Investor’s written confirmation that such Securities will not be disposed of except in compliance with the prospectus delivery requirements of the 1933 Act or (ii) Rule 144(k) becoming available the Company shall, upon an Investor’s written request, promptly cause certificates evidencing the Investor’s Securities to be replaced with certificates which do not bear such restrictive legends, and Warrant Shares subsequently issued upon exercise of the Warrants, Conversion Shares subsequently issued upon due conversion of the Notes and Payment Shares subsequently issued under the terms of the Notes shall not bear such restrictive legends provided the provisions of either clause (i) or clause (ii) above, as applicable, are satisfied with respect to such Conversion Shares and Payment Shares. When the Company is required to cause unlegended certificates to replace previously issued legended certificates, if unlegended certificates are not delivered to an Investor within seven (7) Business Days of submission by that Investor of legended certificate(s) to the Company’s transfer agent together with a representation letter in customary form, the Company shall be liable to the Investor for liquidated damages in an amount equal to 1% of the aggregate purchase price of the Securities evidenced by such certificate(s) for each thirty (30) day period (or portion thereof on a pro rata basis) beyond such seven (7) Business Day that the unlegended certificates have not been so delivered. For avoidance of doubt and as an example only, in the event that the Company is three days late in causing an unlegended US$100,000 certificate to be delivered to Investor after the lapse of the initial seven (7) Business Days, the Company would be liable for liquidated damages in the amount of US$100.00.

7.9 Negative Pledge. So long as any amounts are outstanding under the Notes or the Restated Notes, the Company shall not, and shall cause each of its Subsidiaries not to, create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired other than (i) Liens securing the Senior Debt, (ii) Permitted Liens and (iii) indebtedness for borrowed money which is subordinated in right of payment to the Notes and the Restated Notes on terms reasonably satisfactory to the Investors.

8. Survival and Indemnification.

8.1 Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement for a period of two years.

8.2 Indemnification. The Company agrees to indemnify and hold harmless each Investor and its Affiliates and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.

8.3 Conduct of Indemnification Proceedings. Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 8.2, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Company shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

9. Miscellaneous.

9.1 Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investors, as applicable, provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Securities in a private transaction without the prior written consent of the Company or the other Investors, after notice duly given by such Investor to the Company and the other Investors, provided, that no such assignment or obligation shall affect the obligations of such Investor hereunder. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.2 Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

9.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.4 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one business day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

ViryaNet Ltd.

8 HaMarpe Street

Har Hotzvim

P.O. Box 45041

Jerusalem 91450

Israel

Attention:       Albert A. Gabrielli, Chief Financial Officer

Fax: 011-508-490-8666

With a copy to:

Meitar Liquornik Geva & Leshem Brandwein

16 Abba Hillel Silver Rd.

Ramat Gan 52506, Israel

Attention: Raanan Lerner, Adv.

Fax: 011-9723-610-3111

If to the Investors:

to the addresses set forth on the signature pages hereto.

9.5 Expenses. The parties hereto shall pay their own costs and expenses in connection herewith, except that the Company shall pay the reasonable fees and expenses of counsel to the Investors not to exceed US$[30,000] in the aggregate. Such expenses shall be paid not later than the Closing Date. The Company shall reimburse the Investors upon demand for all reasonable out-of-pocket expenses incurred by the Investors, including without limitation reimbursement of attorneys’ fees and disbursements, in connection with any amendment, modification or waiver of this Agreement or the other Transaction Documents requested by the Company. In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Transaction Documents, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

9.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities, and the Company.

9.7 Publicity. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Investors without the prior consent of the Company (in the case of a release or announcement by the Investors) or the Investors (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or the Investors, as the case may be, shall allow the Investors or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance. By 8:30 a.m. (New York City time) on the trading day immediately following the Closing Date, the Company shall issue a press release disclosing the consummation of the transactions contemplated by this Agreement. No later than the third trading day following the Closing Date, the Company will file a Report of Foreign Issuer on Form 6-K attaching the press release described in the foregoing sentence as well as copies of the Transaction Documents. In addition, the Company will make such other filings and notices in the manner and time required by the SEC and Nasdaq. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the SEC (other than the Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the 1934 Act) or any regulatory agency or Nasdaq, without the prior written consent of such Investor, except to the extent such disclosure is required by law or trading market regulations, in which case the Company shall provide the Investors with prior notice of such disclosure.

9.8 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

9.9 Entire Agreement. This Agreement, including the Exhibits and the Disclosure Schedules, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

9.10 Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

9.11 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

9.12 Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:	VIRYANET LTD

By:
Name:
Title:

The Investors:	LIBERTYVIEW SPECIAL OPPORTUNITIES FUND, LP

By:
	Name:	Steven S. Rogers
	Title:	Authorized Person

Purchase Price: US$1,180,000

Principal Amount of Notes: US$480,000

Number of Shares: 333,333

Number of Warrants: 116,666

Address for Notice:

111 River Street — Suite 1000

Hoboken, NJ 07030-5776

Attn: Steven S. Rogers

Telephone: 201.595.2950

Facsimile: 201.216.8625

with a copy to:

Lowenstein Sandler PC

65 Livingston Avenue

Roseland, NJ 07068

Attn: John D. Hogoboom, Esq.

Telephone: 973.597.2500

Facsimile: 973.597.2400

THE SECURITIES REPRESENTED HEREBY MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144(K), OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.

AMENDED AND RESTATED 7  1/2% CONVERTIBLE NOTE

WHEREAS, the Company have issued to the Holder, as such terms are defined herein, a 7  1/2% Convertible Note as of July 26, 2004 (the “Existing Note”), and

Whereas, the Company nad the Holder wish to amend certain terms and conditions of the Existing Note, and to amend and restate the form of such Existing Note;

Therefore, the terms and conditions of the Existing Note are hereby amended and restated such that the terms and conditions of this Amended and Restated 7  1/2% Convertible Note, replace and supersede the terms and conditions of the Existing Note in their entirety.

US$2,500,000.00	August 5, 2005

FOR VALUE RECEIVED, ViryaNet Ltd., an Israeli corporation (the “Company”), hereby unconditionally promises to pay to the order of LibertyView Special Opportunities Fund, L.P. (the “Holder”), having an address at c/o Neuberger Berman, LLC, 111 River Street – Suite 1000, Hoboken, NJ 07030, at such address or at such other place as may be designated in writing by the Holder, or its assigns, the aggregate principal sum of Two Million Fife Hundred Thousand United States Dollars (US$2,500,000), together with interest from August 5, 2005 on the unpaid principal balance of this Note outstanding at a rate equal to seven and one-half percent (7.5%) (computed on the basis of the actual number of days elapsed in a 360-day year) per annum and continuing on the outstanding principal until this 7 1/2% Convertible Note (the “Note”) is converted into Ordinary Shares as provided herein or indefeasibly and irrevocably paid in full by the Company. Interest on this Note shall accrue and be compounded quarterly and shall be payable quarterly on the fifteenth day of July, October, January and April of each year (each, an “Interest Payment Date”), commencing on October 15, 2005, to the Holder of record on the immediately preceding July 1, October 1, January 1 or April 1, as applicable (each, an “Interest Record Date”). Subject to the other provisions of this Note, the principal of this Note and all accrued and unpaid interest hereon shall mature and become due and payable on August 3, 2013 (the “Stated Maturity Date”). Except as provided herein, all payments of principal and interest by the Company under this Note shall be made in United States dollars in immediately available funds to an account specified by the Holder.

From and after the Stated Maturity Date, all amounts due and owing under this Note shall automatically, and without action by any party hereto, bear interest at an annual rate of twelve percent (12%). In no event shall any interest charged, collected or reserved under this

Note exceed the maximum rate then permitted by applicable law and if any such payment is paid by the Company, then such excess sum shall be credited by the Holder as a payment of principal.

1. Definitions. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Purchase Agreement unless otherwise defined herein. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated:

“Additional Shares” shall have the meaning ascribed to such term in Section 7.

“Affiliate” shall mean, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such Person.

“Board” shall mean the Board of Directors of Company.

“Business Day” other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Change of Control” means, at any time (i) any Person or any Persons acting together that would constitute a “group” for purposes of Section 13(d) under the Exchange Act, or any successor provision thereto, shall acquire beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision thereto) in a single transaction or a series of related transactions, of more than 50% of the aggregate voting power of the Company; or (ii) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction; or (iii) the Company sells or transfers its assets, as an entirety or substantially as an entirety, to another Person.

“Change of Control Conditions” means either (A) the consideration received by holders of the Ordinary Shares in connection with the Change of Control transaction consists of all cash, (B) the Person effecting the Change of Control does not have a class of equity securities registered pursuant to Section 12(b) or 12(g) of the Exchange Act or (C) the Person effecting the Change of Control has a Market Capitalization of less than US$25,000,000

“Company” shall have the meaning ascribed to such term in the first paragraph herein.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Conversion Price” shall mean US$2.205 per share, subject to adjustment as provided in Section 6; provided, however, that in the event that the Conversion Rate is adjusted pursuant to Section 7 hereof, the Conversion Price shall equal US$1,000 divided by the Conversion Rate in effect after giving effect to any adjustment pursuant to Section 7.

“Conversion Rate” shall mean initially US$1,000 divided by the Conversion Price then in effect, subject to adjustments as provided in Section 7.

“Designated Event” means the occurrence of either (i) a Change of Control meeting the Change of Control Conditions or (ii) a Termination of Trading.

“Designated Event Repurchase Date” shall have the meaning ascribed to such term in Section 5 hereof.

“Designated Event Repurchase Notice” shall have the meaning ascribed to such term in Section 5 hereof.

“Designated Event Repurchase Price” shall have the meaning ascribed to such term in Section 5 hereof.

“Effective Date” shall have the meaning ascribed to such term in Section 7.

“Event of Default” shall have the meaning ascribed to such term in Section 7 herein.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Hedging Agreement” means any interest rate swap, collar, cap, floor or forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of any Person and any confirming letter executed pursuant to such agreement, all as amended, supplemented, restated or otherwise modified from time to time.

“Holder” shall have the meaning ascribed to such term in the first paragraph herein.

“Indebtedness” means any liability or obligation (i) for borrowed money, other than trade payables incurred in the ordinary course of business, (ii) evidenced by bonds, debentures, notes, or other similar instruments, (iii) in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), except letters of credit or other similar instruments issued to secure payment of trade payables arising in the ordinary course of business consistent with past practices, (iv) to pay the deferred purchase price of property or services, except trade payables arising in the ordinary course of business consistent with past practices, (v) as lessee under capitalized leases, (vi) secured by a Lien on any asset of the Company or a Subsidiary, whether or not such obligation is assumed by the Company or such Subsidiary.

“Interest Payment Date” shall have the meaning ascribed to such term in the first paragraph herein.

“Interest Record Date” shall have the meaning ascribed to such term in the first paragraph herein.

“Investment” means, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days arising in connection with the sale of inventory or supplies by such Person in the ordinary course of business; (c) the entering into of any guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Hedging Agreement.

“Investors” shall have the meaning ascribed to such term in the Purchase Agreement.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any of the foregoing).

“Market Capitalization” shall mean, as to any Person on any date of determination, the product of (i) the number of shares of capital stock or other similar equity interests of such Person issued and outstanding as of the date of determination (excluding, for this purpose, any shares of capital stock or other similar equity interests issued by such Person in connection with a Change of Control transaction) and (ii) the average Market Price per share of such shares of capital stock or other similar equity interests for each of the ten Trading Days ending immediately prior to the date of determination.

“Market Price”, as of a particular date (the “Valuation Date”), shall mean the following with respect to any class of securities: (A) if such security is then listed on a national stock exchange, the Market Price shall be the closing bid price of one share of such security on such exchange on the last Trading Day prior to the Valuation Date, provided that if such security has not traded in the prior ten (10) trading sessions, the Market Price shall be the average closing bid price of such security in the most recent ten (10) trading sessions during which such security has traded; (B) if such security is then included in The Nasdaq Stock Market, Inc. (“Nasdaq”), the Market Price shall be the closing bid price of one share of such security on Nasdaq on the last Trading Day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low ask price quoted on Nasdaq as of the end of the last Trading Day prior to the Valuation Date, provided that if such security has not traded in the prior ten (10) trading sessions, the Market Price shall be the average closing price of one share of such security in the most recent ten (10) trading sessions during which such security has traded; (C) if such security is then included in the Over-the-Counter Bulletin Board, the Market Price shall be the closing sale price of one share of such security on the Over-the-Counter Bulletin Board on the last Trading Day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low ask price quoted on the Over-the-Counter Bulletin Board as of the end of the last Trading Day prior to the Valuation Date, provided that if such stock has not traded in the prior ten (10) trading sessions, the Market Price shall be the average closing price of one share of such security in the most recent ten (10) trading sessions during which such security has traded; or (D) if such security is then included in the “pink sheets,” the Market Price shall be the closing sale price of one share of such security on the “pink sheets” on the last Trading Day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low ask price quoted on the “pink sheets” as of the end of the last Trading Day prior to the Valuation Date, provided that if such stock has not traded in the prior ten (10) trading sessions, the Market Price shall be the average closing price of one share of such security in the most recent ten (10) trading sessions during which such security has traded.

“Note” shall have the meaning ascribed to such term in the first paragraph herein.

“Ordinary Shares” shall mean the Ordinary shares, par value NIS 1.0 per share, of the Company.

“Permitted Indebtedness” means:

(a) Unsecured Indebtedness existing on the Closing Date and refinancings, renewals and extensions of any such Indebtedness if (i) the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced or extended (ii) if the principal amount thereof or interest payable thereon is not increased, and (iii) the terms thereof are not less favorable to the Company or the Subsidiary incurring such Indebtedness than the Indebtedness being refinanced, renewed or extended;

(b) Guaranties by any Subsidiary of any “Permitted Indebtedness” of the Company or another Subsidiary;

(c) Indebtedness representing the deferred purchase price of property and capital lease obligations which collectively does not exceed $1,000,000 in aggregate principal amount; and

(d) Indebtedness of the Company to any wholly owned Subsidiary and Indebtedness of any wholly owned Subsidiary to the Company or another wholly owned Subsidiary which constitutes “Permitted Indebtedness.”

“Permitted Investments” means:

(a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than 90 days from the date of acquisition thereof;

(b) certificates of deposit issued by any bank or trust company organized under the laws of the United States of America or any State thereof and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than 90 days from the date of acquisition thereof; and

(c) commercial paper rated A-1 or better or P-1 by Standard & Poor’s Ratings Services or Moody’s Investors Services, Inc., respectively, maturing not more than 90 days from the date of acquisition thereof; in each case so long as the same (x) provide for the payment of principal and interest (and not principal alone or interest alone) and (y) are not subject to any contingency regarding the payment of principal or interest.

“Permitted Liens” means:

(a) Liens imposed by law for taxes that are not yet due or are being contested in good faith and for which adequate reserves have been established on the Company’s books and records in accordance with U.S. generally accepted accounting principles, consistently applied;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or that are being contested in good faith and by appropriate proceedings;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any of its Subsidiaries; and

(f) Liens granted to secure the obligations of the Company or any Subsidiary under any Indebtedness permitted under clause (c) of the definition of “Permitted Indebtedness” provided the Lien is limited to the property acquired or so financed.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Purchase Agreement” shall mean the Purchase Agreement, dated as of August 4, 2005, and as that agreement may be amended from time to time, by and among the Company and the Investors.

“Registration Rights Agreement” shall mean the Registration Rights Agreement, dated as of August 3, 2005, and as that agreement may be amended from time to time, by and among the Company and the Investors.

“Repurchase Date” shall have the meaning ascribed to such term in Section 4 hereof.

“Repurchase Notice” shall have the meaning ascribed to such term in Section 4 hereof.

“Repurchase Price” shall have the meaning ascribed to such term in Section 4 hereof.

“Stated Maturity Date” shall have the meaning ascribed to such term in the first paragraph herein.

“Stock Price” shall have the meaning ascribed to such term in Section 7.

“Termination of Trading” will be deemed to have occurred at any time when the Ordinary Shares is neither listed for trading on a U.S. national securities exchange nor approved for trading on the Nasdaq Stock Market or any similar system of automated dissemination of quotations of securities prices.

“Trading Day” means (i) if the relevant stock or security is listed or admitted for trading on The New York Stock Exchange, Inc. or any other national securities exchange, a day on which such exchange is open for business; (ii) if the relevant stock or security is quoted on the Nasdaq Stock Market or any other system of automated dissemination of quotations of securities prices, a day on which trades may be effected through such system; or (iii) if the relevant stock or security is not listed or admitted for trading on any national securities exchange or quoted on the Nasdaq Stock Market or any other system of automated dissemination of quotation of securities prices, a day on which the relevant stock or security is traded in a regular way in the over-the-counter market and for which a closing bid and a closing asked price for such stock or security are available, shall mean a day, other than a Saturday or Sunday, on which The New York Stock Exchange, Inc. is open for trading.

2. Purchase Agreement. This Note is one of the several 7 1/2% Convertible Notes of the Company issued pursuant to the Purchase Agreement (collectively, the “Company Notes”). This Note is subject to the terms and conditions of, and entitled to the benefit of, the provisions of the Purchase Agreement. This Note is transferable and assignable to any person to whom such transfer is permissible under the Purchase Agreement and applicable law. The Company agrees to issue from time to time a replacement Note in the form hereof to facilitate such transfers and assignments. In addition, after delivery of an indemnity in form and substance reasonably satisfactory to the Company, the Company also agrees to promptly issue a replacement Note if this Note is lost, stolen, mutilated or destroyed.

3. No Right of Prepayment or Redemption. This Note shall not be prepayable or redeemable by the Company prior to the Stated Maturity Date.

4. Repurchase of the Note at the Option of the Holder.

(a) The Note shall be purchased by the Company at the option of the Holder on July 15, 2008, July 15, 2009 and July 15, 2011 (each, a “Repurchase Date”), at a purchase price equal to 100% of the principal amount of this Note, plus accrued and unpaid interest on this Note, to (but excluding) such Repurchase Date (the “Repurchase Price”). If the Repurchase Date is on a date that is after an Interest Record Date and on or prior to the corresponding Interest Payment Date, the Company shall pay such interest to the Holder of record on the corresponding Interest Record Date and the Repurchase Price shall only be 100% of the principal amount of the Note.

(b) Purchases of this Note shall be made, at the option of the Holder thereof, upon delivery to the Company by the Holder of (i) a written notice of repurchase (a “Repurchase Notice”) at any time prior to 5:00 p.m., New York time, on the relevant Repurchase Date stating the portion of the Note which the Holder will deliver to be purchased, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000, and irrevocably agreeing that such principal amount of the Note shall be purchased by the Company as of the Repurchase Date and (ii) this Note.

(c) In the event that this Note is repurchased in part, upon surrender of this Note, the Company shall execute and deliver to the Holder a new Note equal in principal amount to the unpurchased portion of the Note surrendered.

5. Repurchase of the Note at the Option of the Holder Upon Certain Events.

(a) If a Designated Event occurs, this Note shall be purchased by the Company, at the option of the Holder thereof, at a cash purchase price equal to 101% of the principal amount of those Securities, plus accrued and unpaid interest (the “Designated Event Repurchase Price”) to, but not including, the later of (i) the date that is 30 days following the date of the notice of a Designated Event delivered by the Company pursuant to clause (b) below and (ii) the effective date of the Designated Event (the later of such dates, the “Designated Event Repurchase Date”), subject to satisfaction by or on behalf of the Holder of the requirements set forth in clause (c) below. If the Designated Event Repurchase Date is on a date that is after an Interest Record Date and on or prior to the corresponding Interest Payment Date, the Company shall pay such interest to the holder of record on the corresponding Interest Record Date and the Designated Event Repurchase Price shall only be 101% of the principal amount of this Note.

(b) No later than 30 days after the occurrence of a Designated Event, the Company shall give written notice thereof to the Holder, which notice shall include a form of repurchase notice to be completed by the Holder and shall (i) state briefly, the events causing a Designated Event and the date of such Designated Event, (ii) specify the Designated Event Repurchase Price and (iii) the Designated Event Repurchase Date.

(c) The Holder may exercise its rights specified in this Section 5 upon delivery to the Company of (i) a written notice of purchase (a “Designated Event Repurchase Notice”) to the Company at any time on or prior to 5:00 p.m., New York time, on the Designated Event Repurchase Date stating the portion of the Note which the Holder will deliver to be purchased, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000, and irrevocably agreeing that such principal amount of the Note shall be purchased by the Company as of the Designated Event Repurchase Date and (ii) this Note.

(d) In the event that this Note is repurchased in part, upon surrender of this Note, the Company shall execute and deliver to the Holder a new Note equal in principal amount to the unpurchased portion of the Note surrendered.

6. Conversion Rights.

(a) Subject to and upon compliance with the provisions of this Note, prior to the Stated Maturity Date, the Holder shall have the right, at its option at any time, to convert some or all of the Note into such number of fully paid and nonassessable Ordinary Shares as is obtained by: (i) adding (A) the principal amount of this Note to be converted and (B) the amount of any accrued but unpaid interest with respect to such portion of this Note to be converted; and (ii) dividing the result obtained pursuant to clause (i) above by the Conversion Price then in effect The rights of conversion set forth in this Section 6 shall be exercised by the Holder by giving written notice to the Company that the Holder elects to convert a stated amount of this Note into Ordinary Shares and by surrender of this Note (or, in lieu thereof, by delivery of an appropriate lost security affidavit in the event this Note shall have been lost or destroyed) to the Company at its principal office (or such other office or agency of the Company as the Company may designate by notice in writing to the Holder) at any time on the date set forth in such notice (which date shall not be earlier than the Company’s receipt of such notice), together with a statement of the name or names (with address) in which the certificate or certificates for Ordinary Shares shall be issued.

(b) Promptly after receipt of the written notice referred to in Section 6(a) above and surrender of this Note (or, in lieu thereof, by delivery of an appropriate lost security affidavit in the event this Note shall have been lost or destroyed), but in no event more than three (3) Business Days thereafter, the Company shall issue and deliver, or cause to be issued and delivered, to the Holder, registered in such name or names as the Holder may direct in writing, a certificate or certificates for the number of whole Ordinary Shares issuable upon the conversion of such portion of this Note. To the extent permitted by law, such conversion shall be deemed to have been effected, and the Conversion Price shall be determined, as of the close of business on the date on which such written notice shall have been received by the Company and this Note shall have been surrendered as aforesaid (or, in lieu thereof, an appropriate lost security affidavit has been delivered to the Company), and at such time, the rights of the Holder shall cease with respect to the principal amount of the Notes being converted, and the Person or Persons in whose name or names any certificate or certificates for Ordinary Shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

(c) No fractional shares shall be issued upon any conversion of this Note into Ordinary Shares. If any fractional share of Ordinary Shares would, except for the provisions of the first sentence of this Section 6(c), be delivered upon such conversion, the Company, in lieu of delivering such fractional share, shall pay to the Holder an amount in cash equal to the Market Price of such fractional share of Ordinary Shares. In case the principal amount of this Note exceeds the principal amount being converted, the Company shall, upon such conversion, execute and deliver to the Holder, at the expense of the Company, a new Note for the principal amount of this Note surrendered which is not to be converted.

(d) If the Company shall, at any time or from time to time while this Note is outstanding, pay a dividend or make a distribution on its Ordinary Shares in Ordinary Shares, subdivide its outstanding Ordinary Shares into a greater number of shares or combine its outstanding Ordinary Shares into a smaller number of shares or issue by reclassification of its outstanding Ordinary Shares any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the Conversion Price in effect immediately prior to the date upon which such change shall become effective, shall be adjusted by the Company so that the Holder thereafter converting this Note shall be entitled to receive the number of Ordinary Shares or other capital stock which the Holder would have received if the Note had been converted immediately prior to such event upon payment of a Conversion Price that has been adjusted to reflect a fair allocation of the economics of such event to the Holder, without regard to any conversion limitation specified in this Section 6. Such adjustments shall be made successively whenever any event listed above shall occur.

(e) If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Ordinary Shares immediately theretofore issuable upon conversion of this Note, without regard to any conversion limitation specified in Section 6, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Ordinary Shares equal to the number of Ordinary Shares immediately theretofore issuable upon conversion of this Note, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, without regard to any conversion limitation specified in Section 6, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Conversion Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the conversion hereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Holder, at the last address of the Holder appearing on the books of the Company, such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase, without regard to any conversion limitation specified in Section 6, and the other obligations under this Note. The provisions of this paragraph (e) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

(f) In case the Company shall fix a payment date for the making of a distribution to all holders of Ordinary Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 6(d)), or subscription rights or Notes, the Conversion Price to be in effect after such payment date shall be determined by multiplying the Conversion Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of Ordinary Shares outstanding multiplied by the Market Price of Ordinary Shares immediately prior to such payment date, less the fair market value (as determined by the Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or Notes, and the denominator of which shall be the total number of Ordinary Shares outstanding multiplied by such Market Price immediately prior to such payment date. Such adjustment shall be made successively whenever such a payment date is fixed.

(g) An adjustment to the Conversion Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

(h) In the event that, as a result of an adjustment made pursuant to this Section 6, the Holder shall become entitled to receive any shares of capital stock of the Company other than Ordinary Shares, the number of such other shares so receivable upon conversion of this

Note shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in this Note.

(i) Notwithstanding anything herein to the contrary, in no event shall the Holder be entitled to convert any portion of this Note in excess of that portion upon conversion of which the sum of (1) the number of Ordinary Shares beneficially owned by such Holder and its Affiliates (other than Ordinary Shares which may be deemed beneficially owned through ownership of the unconverted portion of this Note or the unexercised or unconverted portion of any other security of the holder subject to a limitation on conversion analogous to the limitations contained herein) and (2) the number of Ordinary Shares issuable upon the conversion of that portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its Affiliates of more than 9.99% of the then outstanding Ordinary Shares. The waiver by the Holder of any limitation contained in an Option or Convertible Security now or hereafter held by such holder that is similar or analogous to the limitations set forth in this Section 6(i) shall not be deemed a waiver or otherwise effect the limitation set forth in this Section 6(i), unless such waiver expressly states it is a waiver of the provisions of this Section 6(i). For purposes of this Section 6(i), beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso. The Holder may waive the limitations set forth herein by sixty-one (61) days written notice to the Company.

(j) In case at any time:

(i) the Company shall declare any dividend upon its Ordinary Shares or any other class or series of capital stock of the Company payable in cash or stock or make any other distribution to the holders of its Ordinary Shares or any such other class or series of capital stock;

(ii) the Company shall offer for subscription pro rata to the holders of its Ordinary Shares or any other class or series of capital stock of the Company any additional shares of stock of any class or other rights; or

(iii) there shall be any capital reorganization or reclassification of the capital stock of the Company, any acquisition or a liquidation, dissolution or winding up of the Company;

then, in any one or more of said cases, the Company shall give, by delivery in person or by certified or registered mail, return receipt requested, addressed to the Holder at the address of such Holder as shown on the books of the Company, (a) at least ten (10) Business Days’ prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any event set forth in clause (iii) of this Section 6(j) and (b) in the case of any event set forth in clause (iii) of this Section 6(j), at least ten (10) Business Days’ prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Ordinary Shares or such other class or series of capital stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Ordinary Shares and such other series or class of capital stock shall be entitled to exchange their Ordinary Shares and other stock for securities or other property deliverable upon consummation of the applicable event set forth in clause (iii) of this Section 6(j).

(k) Upon any adjustment of the Conversion Price, then and in each such case the Company shall give prompt written notice thereof, by delivery in person or by certified or registered mail, return receipt requested, addressed to the Holder at the address of such Holder as shown on the books of the Company, which notice shall state the Conversion Price resulting from such adjustment and setting forth in reasonable detail the method upon which such calculation is based.

(l) The Company shall at all times to reserve and keep available out of its authorized Ordinary Shares, solely for the purpose of issuance upon conversion of this Note as herein provided, such number of Ordinary Shares as shall then be issuable upon the conversion of this Note without regard to the conversion limitations set forth in Section 6. The Company covenants that all Ordinary Shares which shall be so issued shall be duly and validly issued and fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, and that the Company will from time to time take all such action as may be requisite to assure that the par value per share of the Ordinary Shares is at all times equal to or less than the Conversion Price in effect at the time. The Company shall take all such action as may be necessary to assure that all such Ordinary Shares may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Ordinary Shares may be listed. The Company shall not take any action which results in any adjustment of the Conversion Price if the total number of Ordinary Shares issued and issuable after such action upon conversion of this Note would exceed the total number of Ordinary Shares then authorized by the Company’s articles of association or memorandum of association.

(m) The issuance of certificates for Ordinary Shares upon conversion of this Note shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder.

(n) The Company will not at any time close its transfer books against the transfer, as applicable, of this Note or of any Ordinary Shares issued or issuable upon the conversion of this Note in any manner which interferes with the timely conversion of this Note, except as may otherwise be required to comply with applicable securities laws.

7. Additional Adjustments Upon a Change of Control.

(a) If a Change of Control meeting the Change of Control Conditions occurs on or prior to July 15, 2008, and the Holder elects to convert this Note at any time from and after the effective date of such Change of Control transaction (the “Effective Date”) and prior to 5:00 p.m., New York time, on the Designated Event Repurchase Date, then the Conversion Rate in respect of such conversion shall be increased by a number of additional Ordinary Shares (the “Additional Shares”) as described below.

(b) The number of Additional Shares will be determined by reference to the table attached as Schedule A hereto, based on the effective date of the Change of Control transaction (the “Effective Date”) and the price (the “Stock Price”) paid per share of the Ordinary Shares in such Change of Control transaction. If holders of Ordinary Shares receive only cash in such transaction, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Market Price of Ordinary Shares on the five Trading Days up to but not including the Effective Date of the transaction.

(c) The Stock Prices set forth in the first row of the table in Schedule A hereto will be adjusted as of any date on which the Conversion Rate of this Note is adjusted as a result of an adjustment of the Conversion Price pursuant to Section 6. The adjusted Stock Price will equal the Stock Price applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares will be adjusted in the same manner as the Conversion Price, as set forth in Section 6.

(d) The exact Stock Prices and Effective Dates may not be set forth in the table in Schedule A, in which case: if the Stock Price is between two Stock Price amounts in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the two dates, as applicable, based on a 365-day year,

(e) Any adjustment of the Conversion Rate pursuant to this Section 7 shall result in an immediate, concomitant adjustment in the Conversion Price.

8. Covenants.

(a) So long as any amount due under this Note is outstanding and until indefeasible payment in full of all amounts payable by the Company hereunder:

(i) The Company shall and shall cause each of its Subsidiaries to (A) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducting, (B) do all things necessary to remain duly organized, validly existing, and in good standing as a domestic corporation under the laws of its state of incorporation and (C) maintain all requisite authority to conduct its business in those jurisdictions in which its business is conducted.

(ii) The Company shall promptly notify the Holder in writing of (A) any change in the business or the operations the Company or any Subsidiary which could reasonably be expected to have a Material Adverse Effect, and (B) any information which indicates that any financial statements which are the subject of any representation contained in the Transaction Documents, or which are furnished to the Holder pursuant to the Transaction Documents, fail, in any material respect, to present fairly, as of the date thereof and for the period covered thereby, the financial condition and results of operations purported to be presented therein, disclosing the nature thereof.

(iii) The Company shall promptly notify the Holder of the occurrence of any Event of Default or any event which, with the giving of notice, the lapse of time or both would constitute an Event of Default, which notice shall include a written statement as to such occurrence, specifying the nature thereof and the action (if any) which is proposed to be taken with respect thereto.

(iv) The Company shall promptly notify the Holder of any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency against the Company or any Subsidiary or to which the Company or any Subsidiary may be subject which alleges damages in excess of One Hundred Thousand United States Dollars (US$100,000).

(v) The Company shall promptly notify the Holder of any default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which the Company or any Subsidiary is a party which default could reasonably be expected to have a Material Adverse Effect.

(vi) The Company shall and shall cause each Subsidiary to pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or property, except those that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

(vii) The Company shall and shall cause each Subsidiary to all times maintain with financially sound and reputable insurance companies insurance covering its assets and its businesses in such amounts and covering such risks (including, without limitation, hazard, business interruption and public liability) as is consistent with sound business practice and as may be obtained at commercially reasonable rates.

(viii) The Company shall and shall cause each Subsidiary to comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which they may be subject except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

(ix) The Company shall and shall cause each Subsidiary to use commercially reasonable efforts to do all things necessary to maintain, preserve, protect and keep its properties in good repair, working order and condition and use commercially reasonable efforts to make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted.

(x) At its own expense, the Company shall and shall cause each Subsidiary to make, execute, endorse, acknowledge file and/or deliver any documents and take all actions necessary or required to maintain its ownership rights in its Intellectual Property, including, without limitation, (i) any action reasonably required to protect the Intellectual Property in connection with any infringement, suspected infringement, passing off, act of unfair competition or other unlawful interference with the rights of the Company or any Subsidiary in and to such Intellectual Property, and (ii) any registrations with the United States Patent & Trademark Office and any corresponding foreign patent and/or trademark office required for the Company or any

Subsidiary to carry on its business as presently conducted and as presently proposed to be conducted. Except for non-exclusive licenses granted in the ordinary course of business, the Company shall not and shall cause each Subsidiary not to transfer, assign or otherwise convey the Intellectual Property, any registrations or applications thereof and all goodwill associate therewith, to any person or entity.

(xi) Promptly after the occurrence thereof, the Company shall and shall cause each Subsidiary to inform the Holder of all material developments, including without limitation (i) entering into material agreements outside the ordinary course of business consistent with past practice, (ii) any issuance of debt securities by the Company or any Subsidiary, (iii) the incurrence of any Indebtedness by the Company or any Subsidiary, (iv) a change in the number of the Board of Directors of the Company, (v) a sale, lease or transfer of any material portion of the assets of the Company or any Subisdiary and (v) any change in ownership of any Subsidiary (specifying the details of any such change, including the identity and ownership amount of any new owner).

(b) So long as any amount due under this Note is outstanding and until indefeasible payment in full of all amounts payable by the Company hereunder:

(i) The Company shall not and shall cause each Subsidiary not to create, incur, guarantee, issue, assume or in any manner become liable in respect of any Indebtedness, other than Permitted Indebtedness.

(ii) The Company shall not and shall cause each Subsidiary not to create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired other than (i) Liens created pursuant to the Bank Control Agreement and (ii) Permitted Liens. The Company shall not be bound by any agreement which limits the ability of any Company to grant Liens.

(iii) The Company shall not and shall cause each Subsidiary not to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates other than a wholly owned Subsidiary.

(iv) The Company shall not, and shall cause each of its Subsidiaries not to, directly or indirectly, declare or pay any dividends on account of any shares of any class or series of its capital stock now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of its capital stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or pay any interest, premium if any, or principal of any Indebtedness or redeem, retire, defease, repurchase or otherwise acquire any Indebtedness (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration or apply or set apart any sum, or make any other payment in respect thereof or agree to do any of the foregoing (each of the foregoing is herein called a “Restricted Payment”); provided, that (i) the Company may make payments of interest, premium if any, and principal of the Notes in accordance with the terms hereof and (ii) provided that no Event of Default or event which, with the giving of notice, the lapse of time or both would constitute an Event of Default has occurred and is continuing, the Company and its Subsidiaries may make regularly scheduled payments of interest and principal of any Permitted Indebtedness, (iii) any Subsidiary directly or indirectly wholly owned by the Company may pay dividends on its capital stock and (iv) the Company may repurchase capital stock from a former employee in connection with the termination or other departure of such employee, strictly in accordance with the terms of any agreement entered into with such employee and in effect on the Closing Date (as defined in the Purchase Agreement), provided that (A) such repurchase is approved by a majority of the Board, (B) payments permitted under this clause (iv) shall not exceed $1,000,000 in the aggregate, and (C) no such payment may be made if an Event of Default or an event which, with the giving of notice, the lapse of time or both would constitute an Event of Default has occurred and is continuing or would result from such payment.

(v) The Company shall not and shall cause each Subsidiary not to, directly or indirectly, engage in any new line of business.

(vi) The Company shall not and shall cause each Subsidiary not to make or own any Investment in any Person, including without limitation any joint venture, other than (A) Permitted Investments, (B) operating deposit accounts with banks, (C) Hedging Agreements entered into in the ordinary course of the Company’s financial planning and not for speculative purposes and (D) investments by the Company in the capital stock of any wholly owned Subsidiary.

(vii) The Company shall not and shall cause each Subsidiary not to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which the Company or any Subsidiary (a) has sold or transferred or is to sell or to transfer to any other Person, or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by the Company or any Subsidiary to any Person in connection with such lease.

(viii) The Company shall not and shall cause each Subsidiary not to settle, or agree to indemnify or defend third parties against, any material lawsuit, except as may be required by judicial or regulatory order or by agreements entered into prior to the date hereof on a basis consistent with past practice. A material lawsuit shall be any lawsuit in which the amount in controversy exceeds $250,000. The provisions of this Section 7(b)(viii) shall not apply to commercial indemnities entered into by the Company or any Subsidiary in the ordinary course of business consistent with past practices.

(ix) The Company shall not and shall cause each Subsidiary not to amend its bylaws, certificate of incorporation or other charter document in a manner adverse to the Holder.

9. Event of Default. The occurrence of any of following events shall constitute an “Event of Default” hereunder:

(a) the failure of the Company to make any payment of principal on this Note or any of the Company Notes when due, whether at maturity, upon acceleration or otherwise, and such failure continues for more than five (5) days;

(b) the failure of the Company to make any payment of interest on this Note or any other Company Note, or any other amounts due under the Transaction Documents when due, whether at maturity, upon acceleration or otherwise, and such failure continues for more than five (5) days;

(c) the Company and/or its Subsidiaries fail to make a required payment or payments on indebtedness for borrowed money of Two Hundred Fifty Thousand United States Dollars (US$250,000) or more in aggregate principal amount and such failure continues for more than ten (10) days;

(d) there shall have occurred an acceleration of the stated maturity of any indebtedness for borrowed money of the Company or its Subsidiaries of Two Hundred Fifty Thousand United States Dollars (US$250,000) or more in aggregate principal amount (which acceleration is not rescinded, annulled or otherwise cured within ten (10) days of receipt by the Company or a Subsidiary of notice of such acceleration);

(e) the Company makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Company as bankrupt or insolvent; or any order for relief with respect to the Company is entered under the Federal Bankruptcy Code or any other bankruptcy or insolvency law; or the Company petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company or of any substantial part of the assets of the Company, or commences any proceeding relating to it under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Company and either (i) the Company by any act indicates its approval thereof, consents thereto or acquiescence therein or (ii) such petition application or proceeding is not dismissed within sixty (60) days;

(f) a final, non-appealable judgment which, in the aggregate with other outstanding final judgments against the Company and its Subsidiaries, exceeds Two Hundred Fifty Thousand United States Dollars (US$250,000) shall be rendered against the Company or a Subsidiary and within sixty (60) days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within sixty (60) days after the expiration of such stay, such judgment is not discharged;

(g) the Company is in breach of the requirements of Section 7.9 of the Purchase Agreement;

(h) if any representation or statement of fact made in the Purchase Agreement or any other Transaction Document proves to have been false in any material respect when made or furnished within two years of the Closing Date, or if any other representation or statement of fact furnished to the Holder at any time by or on behalf of the Company proves to have been false in any material respect when made or furnished; or

(i) if the Company fails to observe or perform in any material respect any of its covenants contained in the Transaction Documents (other than any failure which is covered by Section 9(a), (b) or (g)), and such failure continues for thirty (30) days after receipt by the Company of notice thereof.

Upon the occurrence of any such Event of Default all unpaid principal and accrued interest under this Note shall become immediately due and payable (A) upon election of the Holder, with respect to (a) through (d) and (f) through (i), and (B) automatically, with respect to (e). Upon the occurrence of any Event of Default, the Holder may, in addition to declaring all amounts due hereunder to be immediately due and payable, pursue any available remedy, whether at law or in equity, including, without limitation, exercising its rights under the other Transaction Documents. If an Event of Default occurs, the Company shall pay to the Holder the reasonable attorneys’ fees and disbursements and all other reasonable out-of-pocket costs incurred by the Holder in order to collect amounts due and owing under this Note or otherwise to enforce the Holder’s rights and remedies hereunder and under the other Transaction Documents.

10. No waiver. No delay or omission on the part of the Holder in exercising any right under this Note shall operate as a waiver of such right or of any other right of the Holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.

11. Amendments in Writing. None of the terms or provisions of this Note may be excluded, modified or amended except by a written instrument duly executed by the Holder and the Company expressly referring to this Note and setting forth the provision so excluded, modified or amended.

12. Waivers. The Company hereby forever waives presentment, demand, presentment for payment, protest, notice of protest, notice of dishonor of this Note and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

13. Waiver of Jury Trial. THE COMPANY HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS NOTE OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THE COMPANY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

14. Governing Law; Consent to Jurisdiction. This Note shall be governed by and construed under the law of the State of New York, without giving effect to the conflicts of law principles thereof. The Company and, by accepting this Note, the Holder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Note and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Note. The Company and, by accepting this Note, the Holder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Company and, by accepting this Note, the Holder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

15. Costs. In the event that legal proceedings are commenced by the Holder or the Company in connection with Note, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

16. Notices. All notices hereunder shall be given in writing and shall be deemed delivered when received by the other party hereto at the address set forth in the Purchase Agreement or at such other address as may be specified by such party from time to time in accordance with the Purchase Agreement.

17. Successors and Assigns. This Note shall be binding upon the successors or assigns of the Company and shall inure to the benefit of the successors and assigns of the Holder.

[Remainder of Page Intentionally Left Blank]

VIRYANET LTD.

By:
Name: Title:

SCHEDULE A

The following table sets forth the number of Additional Shares to be received per $1,000 principal amount of Notes.

	Stock Price
Effective Date	$2.10	$2.50	$3.00	$3.50	$4.00	$4.50	$5.00	$5.50	$6.00	$6.50	$7.00
July 31, 2005	95.24	73.65	54.76	41.27	31.15	23.28	16.98	11.83	7.54	3.91	0.79
July 31, 2006	76.19	58.92	43.81	33.02	24.92	18.62	13.59	9.47	6.03	3.13	0.63
July 31, 2007	57.14	44.19	32.86	24.76	18.69	13.97	10.19	7.10	4.52	2.34	0.48
July 31, 2008	38.04	29.42	21.87	16.49	12.44	9.30	6.78	4.73	3.01	1.56	0.32
July 31, 2009	19.00	14.69	10.92	8.23	6.21	4.64	3.39	2.36	1.50	0.78	0.16

THE SECURITIES REPRESENTED HEREBY MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144(K), OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.

7  1/2% CONVERTIBLE NOTE

US$480,000.00	August 5, 2005

FOR VALUE RECEIVED, ViryaNet Ltd., an Israeli corporation (the “Company”), hereby unconditionally promises to pay to the order of LibertyView Special Opportunities Fund, L.P. (the “Holder”), having an address at c/o Neuberger Berman, LLC, 111 River Street – Suite 1000, Hoboken, NJ 07030, at such address or at such other place as may be designated in writing by the Holder, or its assigns, the aggregate principal sum of Four Hundred Eighty Thousand United States Dollars (US$480,000), together with interest from August 3, 2005 on the unpaid principal balance of this Note outstanding at a rate equal to seven and one-half percent (7.5%) (computed on the basis of the actual number of days elapsed in a 360-day year) per annum and continuing on the outstanding principal until this 7 1/2% Convertible Note (the “Note”) is converted into Ordinary Shares as provided herein or indefeasibly and irrevocably paid in full by the Company. Interest on this Note shall accrue and be compounded quarterly and shall be payable quarterly on the fifteenth day of July, October, January and April of each year (each, an “Interest Payment Date”), commencing on October 15, 2005, to the Holder of record on the immediately preceding July 1, October 1, January 1 or April 1, as applicable (each, an “Interest Record Date”). Subject to the other provisions of this Note, the principal of this Note and all accrued and unpaid interest hereon shall mature and become due and payable on August 3, 2013 (the “Stated Maturity Date”). Except as provided herein, all payments of principal and interest by the Company under this Note shall be made in United States dollars in immediately available funds to an account specified by the Holder.

From and after the Stated Maturity Date, all amounts due and owing under this Note shall automatically, and without action by any party hereto, bear interest at an annual rate of twelve percent (12%). In no event shall any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law and if any such payment is paid by the Company, then such excess sum shall be credited by the Holder as a payment of principal.

1. Definitions. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Purchase Agreement unless otherwise defined herein. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated:

“Additional Shares” shall have the meaning ascribed to such term in Section 7.

“Affiliate” shall mean, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such Person.

“Board” shall mean the Board of Directors of Company.

“Business Day” other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Change of Control” means, at any time (i) any Person or any Persons acting together that would constitute a “group” for purposes of Section 13(d) under the Exchange Act, or any successor provision thereto, shall acquire beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision thereto) in a single transaction or a series of related transactions, of more than 50% of the aggregate voting power of the Company; or (ii) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction; or (iii) the Company sells or transfers its assets, as an entirety or substantially as an entirety, to another Person.

“Change of Control Conditions” means either (A) the consideration received by holders of the Ordinary Shares in connection with the Change of Control transaction consists of all cash, (B) the Person effecting the Change of Control does not have a class of equity securities registered pursuant to Section 12(b) or 12(g) of the Exchange Act or (C) the Person effecting the Change of Control has a Market Capitalization of less than US$25,000,000

“Company” shall have the meaning ascribed to such term in the first paragraph herein.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Conversion Price” shall mean US$2.205 per share, subject to adjustment as provided in Section 6; provided, however, that in the event that the Conversion Rate is adjusted pursuant to Section 7 hereof, the Conversion Price shall equal US$1,000 divided by the Conversion Rate in effect after giving effect to any adjustment pursuant to Section 7.

“Conversion Rate” shall mean initially US$1,000 divided by the Conversion Price then in effect, subject to adjustments as provided in Section 7.

“Designated Event” means the occurrence of either (i) a Change of Control meeting the Change of Control Conditions or (ii) a Termination of Trading.

“Designated Event Repurchase Date” shall have the meaning ascribed to such term in Section 5 hereof.

“Designated Event Repurchase Notice” shall have the meaning ascribed to such term in Section 5 hereof.

“Designated Event Repurchase Price” shall have the meaning ascribed to such term in Section 5 hereof.

“Effective Date” shall have the meaning ascribed to such term in Section 7.

“Event of Default” shall have the meaning ascribed to such term in Section 7 herein.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Hedging Agreement” means any interest rate swap, collar, cap, floor or forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of any Person and any confirming letter executed pursuant to such agreement, all as amended, supplemented, restated or otherwise modified from time to time.

“Holder” shall have the meaning ascribed to such term in the first paragraph herein.

“Indebtedness” means any liability or obligation (i) for borrowed money, other than trade payables incurred in the ordinary course of business, (ii) evidenced by bonds, debentures, notes, or other similar instruments, (iii) in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), except letters of credit or other similar instruments issued to secure payment of trade payables arising in the ordinary course of business consistent with past practices, (iv) to pay the deferred purchase price of property or services, except trade payables arising in the ordinary course of business consistent with past practices, (v) as lessee under capitalized leases, (vi) secured by a Lien on any asset of the Company or a Subsidiary, whether or not such obligation is assumed by the Company or such Subsidiary.

“Interest Payment Date” shall have the meaning ascribed to such term in the first paragraph herein.

“Interest Record Date” shall have the meaning ascribed to such term in the first paragraph herein.

“Investment” means, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days arising in connection with the sale of inventory or supplies by such Person in the ordinary course of business; (c) the entering into of any guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Hedging Agreement.

“Investors” shall have the meaning ascribed to such term in the Purchase Agreement.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any of the foregoing).

“Market Capitalization” shall mean, as to any Person on any date of determination, the product of (i) the number of shares of capital stock or other similar equity interests of such Person issued and outstanding as of the date of determination (excluding, for this purpose, any shares of capital stock or other similar equity interests issued by such Person in connection with a Change of Control transaction) and (ii) the average Market Price per share of such shares of capital stock or other similar equity interests for each of the ten Trading Days ending immediately prior to the date of determination.

“Market Price”, as of a particular date (the “Valuation Date”), shall mean the following with respect to any class of securities: (A) if such security is then listed on a national stock exchange, the Market Price shall be the closing bid price of one share of such security on such exchange on the last Trading Day prior to the Valuation Date, provided that if such security has not traded in the prior ten (10) trading sessions, the Market Price shall be the average closing bid price of such security in the most recent ten (10) trading sessions during which such security has traded; (B) if such security is then included in The Nasdaq Stock Market, Inc. (“Nasdaq”), the Market Price shall be the closing bid price of one share of such security on Nasdaq on the last Trading Day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low ask price quoted on Nasdaq as of the end of the last Trading Day prior to the Valuation Date, provided that if such security has not traded in the prior ten (10) trading sessions, the Market Price shall be the average closing price of one share of such security in the most recent ten (10) trading sessions during which such security has traded; (C) if such security is then included in the Over-the-Counter Bulletin Board, the Market Price shall be the closing sale price of one share of such security on the Over-the-Counter Bulletin Board on the last Trading Day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low ask price quoted on the Over-the-Counter Bulletin Board as of the end of the last Trading Day prior to the Valuation Date, provided that if such stock has not traded in the prior ten (10) trading sessions, the Market Price shall be the average closing price of one share of such security in the most recent ten (10) trading sessions during which such security has traded; or (D) if such security is then included in the “pink sheets,” the Market Price shall be the closing sale price of one share of such security on the “pink sheets” on the last Trading Day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low ask price quoted on the “pink sheets” as of the end of the last Trading Day prior to the Valuation Date, provided that if such stock has not traded in the prior ten (10) trading sessions, the Market Price shall be the average closing price of one share of such security in the most recent ten (10) trading sessions during which such security has traded.

“Note” shall have the meaning ascribed to such term in the first paragraph herein.

“Ordinary Shares” shall mean the Ordinary shares, par value NIS 1.0 per share, of the Company.

“Permitted Indebtedness” means:

(a) Unsecured Indebtedness existing on the Closing Date and refinancings, renewals and extensions of any such Indebtedness if (i) the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced or extended (ii) if the principal amount thereof or interest payable thereon is not increased, and (iii) the terms thereof are not less favorable to the Company or the Subsidiary incurring such Indebtedness than the Indebtedness being refinanced, renewed or extended;

(b) Guaranties by any Subsidiary of any “Permitted Indebtedness” of the Company or another Subsidiary;

(c) Indebtedness representing the deferred purchase price of property and capital lease obligations which collectively does not exceed $1,000,000 in aggregate principal amount; and

(d) Indebtedness of the Company to any wholly owned Subsidiary and Indebtedness of any wholly owned Subsidiary to the Company or another wholly owned Subsidiary which constitutes “Permitted Indebtedness.”

“Permitted Investments” means:

(a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than 90 days from the date of acquisition thereof;

(b) certificates of deposit issued by any bank or trust company organized under the laws of the United States of America or any State thereof and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than 90 days from the date of acquisition thereof; and

(c) commercial paper rated A-1 or better or P-1 by Standard & Poor’s Ratings Services or Moody’s Investors Services, Inc., respectively, maturing not more than 90 days from the date of acquisition thereof; in each case so long as the same (x) provide for the payment of principal and interest (and not principal alone or interest alone) and (y) are not subject to any contingency regarding the payment of principal or interest.

“Permitted Liens” means:

(a) Liens imposed by law for taxes that are not yet due or are being contested in good faith and for which adequate reserves have been established on the Company’s books and records in accordance with U.S. generally accepted accounting principles, consistently applied;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or that are being contested in good faith and by appropriate proceedings;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any of its Subsidiaries; and

(f) Liens granted to secure the obligations of the Company or any Subsidiary under any Indebtedness permitted under clause (c) of the definition of “Permitted Indebtedness” provided the Lien is limited to the property acquired or so financed.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Purchase Agreement” shall mean the Purchase Agreement, dated as of August 4, 2005, and as that agreement may be amended from time to time, by and among the Company and the Investors.

“Registration Rights Agreement” shall mean the Registration Rights Agreement, dated as of August 3, 2005, and as that agreement may be amended from time to time, by and among the Company and the Investors.

“Repurchase Date” shall have the meaning ascribed to such term in Section 4 hereof.

“Repurchase Notice” shall have the meaning ascribed to such term in Section 4 hereof.

“Repurchase Price” shall have the meaning ascribed to such term in Section 4 hereof.

“Stated Maturity Date” shall have the meaning ascribed to such term in the first paragraph herein.

“Stock Price” shall have the meaning ascribed to such term in Section 7.

“Termination of Trading” will be deemed to have occurred at any time when the Ordinary Shares is neither listed for trading on a U.S. national securities exchange nor approved for trading on the Nasdaq Stock Market or any similar system of automated dissemination of quotations of securities prices.

“Trading Day” means (i) if the relevant stock or security is listed or admitted for trading on The New York Stock Exchange, Inc. or any other national securities exchange, a day on which such exchange is open for business; (ii) if the relevant stock or security is quoted on the Nasdaq Stock Market or any other system of automated dissemination of quotations of securities prices, a day on which trades may be effected through such system; or (iii) if the relevant stock or security is not listed or admitted for trading on any national securities exchange or quoted on the Nasdaq Stock Market or any other system of automated dissemination of quotation of securities prices, a day on which the relevant stock or security is traded in a regular way in the over-the-counter market and for which a closing bid and a closing asked price for such stock or security are available, shall mean a day, other than a Saturday or Sunday, on which The New York Stock Exchange, Inc. is open for trading.

2. Purchase Agreement. This Note is one of the several 7 1/2% Convertible Notes of the Company issued pursuant to the Purchase Agreement (collectively, the “Company Notes”). This Note is subject to the terms and conditions of, and entitled to the benefit of, the provisions of the Purchase Agreement. This Note is transferable and assignable to any person to whom such transfer is permissible under the Purchase Agreement and applicable law. The Company agrees to issue from time to time a replacement Note in the form hereof to facilitate such transfers and assignments. In addition, after delivery of an indemnity in form and substance reasonably satisfactory to the Company, the Company also agrees to promptly issue a replacement Note if this Note is lost, stolen, mutilated or destroyed.

3. No Right of Prepayment or Redemption. This Note shall not be prepayable or redeemable by the Company prior to the Stated Maturity Date.

4. Repurchase of the Note at the Option of the Holder.

(a) The Note shall be purchased by the Company at the option of the Holder on July 15, 2008, July 15, 2009 and July 15, 2011 (each, a “Repurchase Date”), at a purchase price equal to 100% of the principal amount of this Note, plus accrued and unpaid interest on this Note, to (but excluding) such Repurchase Date (the “Repurchase Price”). If the Repurchase Date is on a date that is after an Interest Record Date and on or prior to the corresponding Interest Payment Date, the Company shall pay such interest to the Holder of record on the corresponding Interest Record Date and the Repurchase Price shall only be 100% of the principal amount of the Note.

(b) Purchases of this Note shall be made, at the option of the Holder thereof, upon delivery to the Company by the Holder of (i) a written notice of repurchase (a “Repurchase Notice”) at any time prior to 5:00 p.m., New York time, on the relevant Repurchase Date stating the portion of the Note which the Holder will deliver to be purchased, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000, and irrevocably agreeing that such principal amount of the Note shall be purchased by the Company as of the Repurchase Date and (ii) this Note.

(c) In the event that this Note is repurchased in part, upon surrender of this Note, the Company shall execute and deliver to the Holder a new Note equal in principal amount to the unpurchased portion of the Note surrendered.

5. Repurchase of the Note at the Option of the Holder Upon Certain Events.

(a) If a Designated Event occurs, this Note shall be purchased by the Company, at the option of the Holder thereof, at a cash purchase price equal to 101% of the principal amount of those Securities, plus accrued and unpaid interest (the “Designated Event Repurchase Price”) to, but not including, the later of (i) the date that is 30 days following the date of the notice of a Designated Event delivered by the Company pursuant to clause (b) below and (ii) the effective date of the Designated Event (the later of such dates, the “Designated Event Repurchase Date”), subject to satisfaction by or on behalf of the Holder of the requirements set forth in clause (c) below. If the Designated Event Repurchase Date is on a date that is after an Interest Record Date and on or prior to the corresponding Interest Payment Date, the Company shall pay such interest to the holder of record on the corresponding Interest Record Date and the Designated Event Repurchase Price shall only be 101% of the principal amount of this Note.

(b) No later than 30 days after the occurrence of a Designated Event, the Company shall give written notice thereof to the Holder, which notice shall include a form of repurchase notice to be completed by the Holder and shall (i) state briefly, the events causing a Designated Event and the date of such Designated Event, (ii) specify the Designated Event Repurchase Price and (iii) the Designated Event Repurchase Date.

(c) The Holder may exercise its rights specified in this Section 5 upon delivery to the Company of (i) a written notice of purchase (a “Designated Event Repurchase Notice”) to the Company at any time on or prior to 5:00 p.m., New York time, on the Designated Event Repurchase Date stating the portion of the Note which the Holder will deliver to be purchased, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000, and irrevocably agreeing that such principal amount of the Note shall be purchased by the Company as of the Designated Event Repurchase Date and (ii) this Note.

(d) In the event that this Note is repurchased in part, upon surrender of this Note, the Company shall execute and deliver to the Holder a new Note equal in principal amount to the unpurchased portion of the Note surrendered.

6. Conversion Rights.

(a) Subject to and upon compliance with the provisions of this Note, prior to the Stated Maturity Date, the Holder shall have the right, at its option at any time, to convert some or all of the Note into such number of fully paid and nonassessable Ordinary Shares as is obtained by: (i) adding (A) the principal amount of this Note to be converted and (B) the amount of any accrued but unpaid interest with respect to such portion of this Note to be converted; and (ii) dividing the result obtained pursuant to clause (i) above by the Conversion Price then in effect The rights of conversion set forth in this Section 6 shall be exercised by the Holder by giving written notice to the Company that the Holder elects to convert a stated amount of this Note into Ordinary Shares and by surrender of this Note (or, in lieu thereof, by delivery of an appropriate lost security affidavit in the event this Note shall have been lost or destroyed) to the Company at its principal office (or such other office or agency of the Company as the Company may designate by notice in writing to the Holder) at any time on the date set forth in such notice (which date shall not be earlier than the Company’s receipt of such notice), together with a statement of the name or names (with address) in which the certificate or certificates for Ordinary Shares shall be issued.

(b) Promptly after receipt of the written notice referred to in Section 6(a) above and surrender of this Note (or, in lieu thereof, by delivery of an appropriate lost security affidavit in the event this Note shall have been lost or destroyed), but in no event more than three

(3) Business Days thereafter, the Company shall issue and deliver, or cause to be issued and delivered, to the Holder, registered in such name or names as the Holder may direct in writing, a certificate or certificates for the number of whole Ordinary Shares issuable upon the conversion of such portion of this Note. To the extent permitted by law, such conversion shall be deemed to have been effected, and the Conversion Price shall be determined, as of the close of business on the date on which such written notice shall have been received by the Company and this Note shall have been surrendered as aforesaid (or, in lieu thereof, an appropriate lost security affidavit has been delivered to the Company), and at such time, the rights of the Holder shall cease with respect to the principal amount of the Notes being converted, and the Person or Persons in whose name or names any certificate or certificates for Ordinary Shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

(c) No fractional shares shall be issued upon any conversion of this Note into Ordinary Shares. If any fractional share of Ordinary Shares would, except for the provisions of the first sentence of this Section 6(c), be delivered upon such conversion, the Company, in lieu of delivering such fractional share, shall pay to the Holder an amount in cash equal to the Market Price of such fractional share of Ordinary Shares. In case the principal amount of this Note exceeds the principal amount being converted, the Company shall, upon such conversion, execute and deliver to the Holder, at the expense of the Company, a new Note for the principal amount of this Note surrendered which is not to be converted.

(d) If the Company shall, at any time or from time to time while this Note is outstanding, pay a dividend or make a distribution on its Ordinary Shares in Ordinary Shares, subdivide its outstanding Ordinary Shares into a greater number of shares or combine its outstanding Ordinary Shares into a smaller number of shares or issue by reclassification of its outstanding Ordinary Shares any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the Conversion Price in effect immediately prior to the date upon which such change shall become effective, shall be adjusted by the Company so that the Holder thereafter converting this Note shall be entitled to receive the number of Ordinary Shares or other capital stock which the Holder would have received if the Note had been converted immediately prior to such event upon payment of a Conversion Price that has been adjusted to reflect a fair allocation of the economics of such event to the Holder, without regard to any conversion limitation specified in this Section 6. Such adjustments shall be made successively whenever any event listed above shall occur.

(e) If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Ordinary Shares immediately theretofore issuable upon conversion of this Note, without regard to any conversion limitation specified in Section 6, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Ordinary Shares equal to the number of Ordinary Shares immediately theretofore issuable upon conversion of this Note, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, without regard to any conversion limitation specified in Section 6, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Conversion Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the conversion hereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Holder, at the last address of the Holder appearing on the books of the Company, such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase, without regard to any conversion limitation specified in Section 6, and the other obligations under this Note. The provisions of this paragraph (e) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

(f) In case the Company shall fix a payment date for the making of a distribution to all holders of Ordinary Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 6(d)), or subscription rights or Notes, the Conversion Price to be in effect after such payment date shall be determined by multiplying the Conversion Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of Ordinary Shares outstanding multiplied by the Market Price of Ordinary Shares immediately prior to such payment date, less the fair market value (as determined by the Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or Notes, and the denominator of which shall be the total number of Ordinary Shares outstanding multiplied by such Market Price immediately prior to such payment date. Such adjustment shall be made successively whenever such a payment date is fixed.

(g) An adjustment to the Conversion Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

(h) In the event that, as a result of an adjustment made pursuant to this Section 6, the Holder shall become entitled to receive any shares of capital stock of the Company other than Ordinary Shares, the number of such other shares so receivable upon conversion of this Note shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in this Note.

(i) Notwithstanding anything herein to the contrary, in no event shall the Holder be entitled to convert any portion of this Note in excess of that portion upon conversion of which the sum of (1) the number of Ordinary Shares beneficially owned by such Holder and its Affiliates (other than Ordinary Shares which may be deemed beneficially owned through ownership of the unconverted portion of this Note or the unexercised or unconverted portion of any other security of the holder subject to a limitation on conversion analogous to the limitations contained herein) and (2) the number of Ordinary Shares issuable upon the conversion of that portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its Affiliates of more than 9.99% of the then outstanding Ordinary Shares. The waiver by the Holder of any limitation contained in an Option or Convertible Security now or hereafter held by such holder that is similar or analogous to the limitations set forth in this Section 6(i) shall not be deemed a waiver or otherwise effect the limitation set forth in this Section 6(i), unless such waiver expressly states it is a waiver of the provisions of this Section 6(i). For purposes of this Section 6(i), beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso. The Holder may waive the limitations set forth herein by sixty-one (61) days written notice to the Company.

(j) In case at any time:

(i) the Company shall declare any dividend upon its Ordinary Shares or any other class or series of capital stock of the Company payable in cash or stock or make any other distribution to the holders of its Ordinary Shares or any such other class or series of capital stock;

(ii) the Company shall offer for subscription pro rata to the holders of its Ordinary Shares or any other class or series of capital stock of the Company any additional shares of stock of any class or other rights; or

(iii) there shall be any capital reorganization or reclassification of the capital stock of the Company, any acquisition or a liquidation, dissolution or winding up of the Company;

then, in any one or more of said cases, the Company shall give, by delivery in person or by certified or registered mail, return receipt requested, addressed to the Holder at the address of such Holder as shown on the books of the Company, (a) at least ten (10) Business Days’ prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any event set forth in clause (iii) of this Section 6(j) and (b) in the case of any event set forth in clause (iii) of this Section 6(j), at least ten (10) Business Days’ prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Ordinary Shares or such other class or series of capital stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Ordinary Shares and such other series or class of capital stock shall be entitled to exchange their Ordinary Shares and other stock for securities or other property deliverable upon consummation of the applicable event set forth in clause (iii) of this Section 6(j).

(k) Upon any adjustment of the Conversion Price, then and in each such case the Company shall give prompt written notice thereof, by delivery in person or by certified or registered mail, return receipt requested, addressed to the Holder at the address of such Holder as shown on the books of the Company, which notice shall state the Conversion Price resulting from such adjustment and setting forth in reasonable detail the method upon which such calculation is based.

(l) The Company shall at all times to reserve and keep available out of its authorized Ordinary Shares, solely for the purpose of issuance upon conversion of this Note as herein provided, such number of Ordinary Shares as shall then be issuable upon the conversion of this Note without regard to the conversion limitations set forth in Section 6. The Company covenants that all Ordinary Shares which shall be so issued shall be duly and validly issued and fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, and that the Company will from time to time take all such action as may be requisite to assure that the par value per share of the Ordinary Shares is at all times equal to or less than the Conversion Price in effect at the time. The Company shall take all such action as may be necessary to assure that all such Ordinary Shares may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Ordinary Shares may be listed. The Company shall not take any action which results in any adjustment of the Conversion Price if the total number of Ordinary Shares issued and issuable after such action upon conversion of this Note would exceed the total number of Ordinary Shares then authorized by the Company’s articles of association or memorandum of association.

(m) The issuance of certificates for Ordinary Shares upon conversion of this Note shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder.

(n) The Company will not at any time close its transfer books against the transfer, as applicable, of this Note or of any Ordinary Shares issued or issuable upon the conversion of this Note in any manner which interferes with the timely conversion of this Note, except as may otherwise be required to comply with applicable securities laws.

7. Additional Adjustments Upon a Change of Control.

(a) If a Change of Control meeting the Change of Control Conditions occurs on or prior to July 15, 2008, and the Holder elects to convert this Note at any time from and after the effective date of such Change of Control transaction (the “Effective Date”) and prior to 5:00 p.m., New York time, on the Designated Event Repurchase Date, then the Conversion Rate in respect of such conversion shall be increased by a number of additional Ordinary Shares (the “Additional Shares”) as described below.

(b) The number of Additional Shares will be determined by reference to the table attached as Schedule A hereto, based on the effective date of the Change of Control transaction (the “Effective Date”) and the price (the “Stock Price”) paid per share of the Ordinary Shares in such Change of Control transaction. If holders of Ordinary Shares receive only cash in such transaction, the Stock Price shall be the cash amount paid per share.

Otherwise, the Stock Price shall be the average of the Market Price of Ordinary Shares on the five Trading Days up to but not including the Effective Date of the transaction.

(c) The Stock Prices set forth in the first row of the table in Schedule A hereto will be adjusted as of any date on which the Conversion Rate of this Note is adjusted as a result of an adjustment of the Conversion Price pursuant to Section 6. The adjusted Stock Price will equal the Stock Price applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares will be adjusted in the same manner as the Conversion Price, as set forth in Section 6.

(d) The exact Stock Prices and Effective Dates may not be set forth in the table in Schedule A, in which case: if the Stock Price is between two Stock Price amounts in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the two dates, as applicable, based on a 365-day year,

(e) Any adjustment of the Conversion Rate pursuant to this Section 7 shall result in an immediate, concomitant adjustment in the Conversion Price.

8. Covenants.

(a) So long as any amount due under this Note is outstanding and until indefeasible payment in full of all amounts payable by the Company hereunder:

(i) The Company shall and shall cause each of its Subsidiaries to (A) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducting, (B) do all things necessary to remain duly organized, validly existing, and in good standing as a domestic corporation under the laws of its state of incorporation and (C) maintain all requisite authority to conduct its business in those jurisdictions in which its business is conducted.

(ii) The Company shall promptly notify the Holder in writing of (A) any change in the business or the operations the Company or any Subsidiary which could reasonably be expected to have a Material Adverse Effect, and (B) any information which indicates that any financial statements which are the subject of any representation contained in the Transaction Documents, or which are furnished to the Holder pursuant to the Transaction Documents, fail, in any material respect, to present fairly, as of the date thereof and for the period covered thereby, the financial condition and results of operations purported to be presented therein, disclosing the nature thereof.

(iii) The Company shall promptly notify the Holder of the occurrence of any Event of Default or any event which, with the giving of notice, the lapse of time or both would constitute an Event of Default, which notice shall include a written statement as to such occurrence, specifying the nature thereof and the action (if any) which is proposed to be taken with respect thereto.

(iv) The Company shall promptly notify the Holder of any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency against the Company or any Subsidiary or to which the Company or any Subsidiary may be subject which alleges damages in excess of One Hundred Thousand United States Dollars (US$100,000).

(v) The Company shall promptly notify the Holder of any default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which the Company or any Subsidiary is a party which default could reasonably be expected to have a Material Adverse Effect.

(vi) The Company shall and shall cause each Subsidiary to pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or property, except those that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

(vii) The Company shall and shall cause each Subsidiary to all times maintain with financially sound and reputable insurance companies insurance covering its assets and its businesses in such amounts and covering such risks (including, without limitation, hazard, business interruption and public liability) as is consistent with sound business practice and as may be obtained at commercially reasonable rates.

(viii) The Company shall and shall cause each Subsidiary to comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which they may be subject except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

(ix) The Company shall and shall cause each Subsidiary to use commercially reasonable efforts to do all things necessary to maintain, preserve, protect and keep its properties in good repair, working order and condition and use commercially reasonable efforts to make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted.

(x) At its own expense, the Company shall and shall cause each Subsidiary to make, execute, endorse, acknowledge file and/or deliver any documents and take all actions necessary or required to maintain its ownership rights in its Intellectual Property, including, without limitation, (i) any action reasonably required to protect the Intellectual Property in connection with any infringement, suspected infringement, passing off, act of unfair competition or other unlawful interference with the rights of the Company or any Subsidiary in and to such Intellectual Property, and (ii) any registrations with the United States Patent & Trademark Office and any corresponding foreign patent and/or trademark office required for the Company or any Subsidiary to carry on its business as presently conducted and as presently proposed to be conducted. Except for non-exclusive licenses granted in the ordinary course of business, the Company shall not and shall cause each Subsidiary not to transfer, assign or otherwise convey the Intellectual Property, any registrations or applications thereof and all goodwill associate therewith, to any person or entity.

(xi) Promptly after the occurrence thereof, the Company shall and shall cause each Subsidiary to inform the Holder of all material developments, including without limitation (i) entering into material agreements outside the ordinary course of business consistent with past practice, (ii) any issuance of debt securities by the Company or any Subsidiary, (iii) the incurrence of any Indebtedness by the Company or any Subsidiary, (iv) a change in the number of the Board of Directors of the Company, (v) a sale, lease or transfer of any material portion of the assets of the Company or any Subisdiary and (v) any change in ownership of any Subsidiary (specifying the details of any such change, including the identity and ownership amount of any new owner).

(b) So long as any amount due under this Note is outstanding and until indefeasible payment in full of all amounts payable by the Company hereunder:

(i) The Company shall not and shall cause each Subsidiary not to create, incur, guarantee, issue, assume or in any manner become liable in respect of any Indebtedness, other than Permitted Indebtedness.

(ii) The Company shall not and shall cause each Subsidiary not to create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired other than (i) Liens created pursuant to the Bank Control Agreement and (ii) Permitted Liens. The Company shall not be bound by any agreement which limits the ability of any Company to grant Liens.

(iii) The Company shall not and shall cause each Subsidiary not to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates other than a wholly owned Subsidiary.

(iv) The Company shall not, and shall cause each of its Subsidiaries not to, directly or indirectly, declare or pay any dividends on account of any shares of any class or series of its capital stock now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of its capital stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or pay any interest, premium if any, or principal of any Indebtedness or redeem, retire, defease, repurchase or otherwise acquire any Indebtedness (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration or apply or set apart any sum, or make any other payment in respect thereof or agree to do any of the foregoing (each of the foregoing is herein called a “Restricted Payment”); provided, that (i) the Company may make payments of interest, premium if any, and principal of the Notes in accordance with the terms hereof and (ii) provided that no Event of Default or event which, with the giving of notice, the lapse of time or both would constitute an Event of Default has occurred and is continuing, the Company and its Subsidiaries may make regularly scheduled payments of interest and principal of any Permitted Indebtedness, (iii) any Subsidiary directly or indirectly wholly owned by the Company may pay dividends on its capital stock and (iv) the Company may repurchase capital stock from a former employee in connection with the termination or other departure of such employee, strictly in accordance with the terms of any agreement entered into with such employee and in effect on the Closing Date (as defined in the Purchase Agreement), provided that (A) such repurchase is approved by a majority of the Board, (B) payments permitted under this clause (iv) shall not exceed $1,000,000 in the aggregate, and (C) no such payment may be made if an Event of Default or an event which, with the giving of notice, the lapse of time or both would constitute an Event of Default has occurred and is continuing or would result from such payment.

(v) The Company shall not and shall cause each Subsidiary not to, directly or indirectly, engage in any new line of business.

(vi) The Company shall not and shall cause each Subsidiary not to make or own any Investment in any Person, including without limitation any joint venture, other than (A) Permitted Investments, (B) operating deposit accounts with banks, (C) Hedging Agreements entered into in the ordinary course of the Company’s financial planning and not for speculative purposes and (D) investments by the Company in the capital stock of any wholly owned Subsidiary.

(vii) The Company shall not and shall cause each Subsidiary not to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which the Company or any Subsidiary (a) has sold or transferred or is to sell or to transfer to any other Person, or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by the Company or any Subsidiary to any Person in connection with such lease.

(viii) The Company shall not and shall cause each Subsidiary not to settle, or agree to indemnify or defend third parties against, any material lawsuit, except as may be required by judicial or regulatory order or by agreements entered into prior to the date hereof on a basis consistent with past practice. A material lawsuit shall be any lawsuit in which the amount in controversy exceeds $250,000. The provisions of this Section 7(b)(viii) shall not apply to commercial indemnities entered into by the Company or any Subsidiary in the ordinary course of business consistent with past practices.

(ix) The Company shall not and shall cause each Subsidiary not to amend its bylaws, certificate of incorporation or other charter document in a manner adverse to the Holder.

9. Event of Default. The occurrence of any of following events shall constitute an “Event of Default” hereunder:

(a) the failure of the Company to make any payment of principal on this Note or any of the Company Notes when due, whether at maturity, upon acceleration or otherwise, and such failure continues for more than five (5) days;

(b) the failure of the Company to make any payment of interest on this Note or any other Company Note, or any other amounts due under the Transaction Documents when due, whether at maturity, upon acceleration or otherwise, and such failure continues for more than five (5) days;

(c) the Company and/or its Subsidiaries fail to make a required payment or payments on indebtedness for borrowed money of Two Hundred Fifty Thousand United States Dollars (US$250,000) or more in aggregate principal amount and such failure continues for more than ten (10) days;

(d) there shall have occurred an acceleration of the stated maturity of any indebtedness for borrowed money of the Company or its Subsidiaries of Two Hundred Fifty Thousand United States Dollars (US$250,000) or more in aggregate principal amount (which acceleration is not rescinded, annulled or otherwise cured within ten (10) days of receipt by the Company or a Subsidiary of notice of such acceleration);

(e) the Company makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Company as bankrupt or insolvent; or any order for relief with respect to the Company is entered under the Federal Bankruptcy Code or any other bankruptcy or insolvency law; or the Company petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company or of any substantial part of the assets of the Company, or commences any proceeding relating to it under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Company and either (i) the Company by any act indicates its approval thereof, consents thereto or acquiescence therein or (ii) such petition application or proceeding is not dismissed within sixty (60) days;

(f) a final, non-appealable judgment which, in the aggregate with other outstanding final judgments against the Company and its Subsidiaries, exceeds Two Hundred Fifty Thousand United States Dollars (US$250,000) shall be rendered against the Company or a Subsidiary and within sixty (60) days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within sixty (60) days after the expiration of such stay, such judgment is not discharged;

(g) the Company is in breach of the requirements of Section 7.9 of the Purchase Agreement;

(h) if any representation or statement of fact made in the Purchase Agreement or any other Transaction Document proves to have been false in any material respect when made or furnished within two years of the Closing Date, or if any other representation or statement of fact furnished to the Holder at any time by or on behalf of the Company proves to have been false in any material respect when made or furnished; or

(i) if the Company fails to observe or perform in any material respect any of its covenants contained in the Transaction Documents (other than any failure which is covered by Section 9(a), (b) or (g)), and such failure continues for thirty (30) days after receipt by the Company of notice thereof.

Upon the occurrence of any such Event of Default all unpaid principal and accrued interest under this Note shall become immediately due and payable (A) upon election of the Holder, with respect to (a) through (d) and (f) through (i), and (B) automatically, with respect to (e). Upon the occurrence of any Event of Default, the Holder may, in addition to declaring all amounts due hereunder to be immediately due and payable, pursue any available remedy, whether at law or in equity, including, without limitation, exercising its rights under the other Transaction Documents. If an Event of Default occurs, the Company shall pay to the Holder the reasonable attorneys’ fees and disbursements and all other reasonable out-of-pocket costs incurred by the Holder in order to collect amounts due and owing under this Note or otherwise to enforce the Holder’s rights and remedies hereunder and under the other Transaction Documents.

10. No waiver. No delay or omission on the part of the Holder in exercising any right under this Note shall operate as a waiver of such right or of any other right of the Holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.

11. Amendments in Writing. None of the terms or provisions of this Note may be excluded, modified or amended except by a written instrument duly executed by the Holder and the Company expressly referring to this Note and setting forth the provision so excluded, modified or amended.

12. Waivers. The Company hereby forever waives presentment, demand, presentment for payment, protest, notice of protest, notice of dishonor of this Note and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

13. Waiver of Jury Trial. THE COMPANY HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS NOTE OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THE COMPANY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

14. Governing Law; Consent to Jurisdiction. This Note shall be governed by and construed under the law of the State of New York, without giving effect to the conflicts of law principles thereof. The Company and, by accepting this Note, the Holder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Note and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Note. The Company and, by accepting this Note, the Holder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Company and, by accepting this Note, the Holder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

15. Costs. In the event that legal proceedings are commenced by the Holder or the Company in connection with Note, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

16. Notices. All notices hereunder shall be given in writing and shall be deemed delivered when received by the other party hereto at the address set forth in the Purchase Agreement or at such other address as may be specified by such party from time to time in accordance with the Purchase Agreement.

17. Successors and Assigns. This Note shall be binding upon the successors or assigns of the Company and shall inure to the benefit of the successors and assigns of the Holder.

[Remainder of Page Intentionally Left Blank]

VIRYANET LTD.

By:
Name:
Title:

SCHEDULE A

The following table sets forth the number of Additional Shares to be received per $1,000 principal amount of Notes.

	Stock Price
Effective Date	$2.10	$2.50	$3.00	$3.50	$4.00	$4.50	$5.00	$5.50	$6.00	$6.50	$7.00
July 31, 2005	95.24	73.65	54.76	41.27	31.15	23.28	16.98	11.83	7.54	3.91	0.79
July 31, 2006	76.19	58.92	43.81	33.02	24.92	18.62	13.59	9.47	6.03	3.13	0.63
July 31, 2007	57.14	44.19	32.86	24.76	18.69	13.97	10.19	7.10	4.52	2.34	0.48
July 31, 2008	38.04	29.42	21.87	16.49	12.44	9.30	6.78	4.73	3.01	1.56	0.32
July 31, 2009	19.00	14.69	10.92	8.23	6.21	4.64	3.39	2.36	1.50	0.78	0.16

THE SECURITIES REPRESENTED HEREBY MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144(K), OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.

SUBJECT TO THE PROVISIONS OF SECTION 10 HEREOF, THIS WARRANT SHALL BE VOID AFTER 5:00 P.M. EASTERN TIME ON AUGUST 4, 2010 (THE “EXPIRATION DATE”).

No. 1

VIRYANET LTD.

WARRANT TO PURCHASE 116,666 ORDINARY SHARES,

PAR VALUE 1.0 NIS PER SHARE

For VALUE RECEIVED, LibertyView Special Opportunities Fund, L.P. (“Warrantholder”), is entitled to purchase, subject to the provisions of this Warrant, from ViryaNet Ltd., an Israeli corporation (“Company”), at any time not later than 5:00 P.M., Eastern time, on the Expiration Date (as defined above), at an exercise price per share equal to US$2.10 (the exercise price in effect being herein called the “Warrant Price”), 116,666 Ordinary Shares (“Warrant Shares”) of the Company’s Ordinary Shares, par value 1.0 NIS per share (“Ordinary Shares”). The number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as described herein.

Section 1. Registration. The Company shall maintain books for the transfer and registration of the Warrant. Upon the initial issuance of this Warrant, the Company shall issue and register the Warrant in the name of the Warrantholder.

Section 2. Transfers. As provided herein, this Warrant may be transferred only pursuant to a registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), or an exemption from such registration. Subject to such restrictions, the Company shall transfer this Warrant from time to time upon the books to be maintained by the Company for that purpose, upon surrender hereof for transfer, properly endorsed or accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Company, including, if required by the Company, an opinion of its counsel to the effect that such transfer is exempt from the registration requirements of the Securities Act, to establish that such transfer is being made in accordance with the terms hereof, and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company.

Section 3. Exercise of Warrant. Subject to the provisions hereof, the Warrantholder may exercise this Warrant, in whole or in part, at any time prior to its expiration upon surrender of the Warrant, together with delivery of a duly executed Warrant exercise form, in the form attached hereto as Appendix A (the “Exercise Agreement”) and payment by cash, certified check or wire transfer of funds (or by cashless exercise as provided below) of the aggregate Warrant Price for that number of Warrant Shares then being purchased, to the Company during normal business hours on any business day at the Company’s principal executive offices (or such other office or agency of the Company as it may designate by notice to the Warrantholder). The Warrant Shares so purchased shall be deemed to be issued to the Warrantholder or the Warrantholder’s designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered (or the date evidence of loss, theft or destruction thereof and security or indemnity satisfactory to the Company has been provided to the Company), the Warrant Price shall have been paid and the completed Exercise Agreement shall have been delivered. Certificates for the Warrant Shares so purchased shall be delivered to the Warrantholder within a reasonable time, not exceeding three (3) business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the Warrantholder and shall be registered in the name of the Warrantholder or such other name as shall be designated by the Warrantholder, as specified in the Exercise Agreement. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Warrantholder a new Warrant representing the right to purchase the number of shares with respect to which this Warrant shall not then have been exercised. As used herein, “business day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business. Each exercise hereof shall constitute the re-affirmation by the Warrantholder that the representations and warranties contained in Section 5 of the Purchase Agreement (as defined below) are true and correct in all material respects with respect to the Warrantholder as of the time of such exercise.

Section 4. Compliance with the Securities Act of 1933. Except as provided in the Purchase Agreement (as defined below), the Company may cause the legend set forth on the first page of this Warrant to be set forth on each Warrant, and a similar legend on any security issued or issuable upon exercise of this Warrant, unless counsel for the Company is of the opinion as to any such security that such legend is unnecessary.

Section 5. Payment of Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the Warrantholder in respect of which such shares are issued, and in such case, the Company shall not be required to issue or deliver any certificate for Warrant Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company’s reasonable satisfaction that such tax has been paid. The Warrantholder shall be responsible for income taxes due under federal, state or other law, if any such tax is due.

Section 6. Mutilated or Missing Warrants. In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon surrender and cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if requested by the Company.

Section 7. Reservation of Ordinary Shares. The Company hereby represents and warrants that there have been reserved, and the Company shall at all applicable times keep reserved until issued (if necessary) as contemplated by this Section 7, out of the authorized and unissued capital stock, sufficient Ordinary Shares to provide for the exercise of the rights of purchase represented by this Warrant. The Company agrees that all Warrant Shares issued upon due exercise of the Warrant shall be, at the time of delivery of the certificates for such Warrant Shares, duly authorized, validly issued, fully paid and non-assessable Ordinary Shares of the Company.

Section 8. Adjustments. Subject and pursuant to the provisions of this Section 8, the Warrant Price and number of Warrant Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter.

(a) If the Company shall, at any time or from time to time while this Warrant is outstanding, pay a dividend or make a distribution on its Ordinary Shares in Ordinary Shares, subdivide its outstanding Ordinary Shares into a greater number of shares or combine its outstanding Ordinary Shares into a smaller number of shares or issue by reclassification of its outstanding Ordinary Shares any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the number of Warrant Shares purchasable upon exercise of the Warrant and the Warrant Price in effect immediately prior to the date upon which such change shall become effective, shall be adjusted by the Company so that the Warrantholder thereafter exercising the Warrant shall be entitled to receive the number of Ordinary Shares or other capital stock which the Warrantholder would have received if the Warrant had been exercised immediately prior to such event upon payment of a Warrant Price that has been adjusted to reflect a fair allocation of the economics of such event to the Warrantholder. Such adjustments shall be made successively whenever any event listed above shall occur.

(b) If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each Warrantholder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrant, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Warrantholder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Warrant Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Warrantholder, at the last address of the Warrantholder appearing on the books of the Company, such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Warrantholder may be entitled to purchase, and the other obligations under this Warrant. The provisions of this paragraph (b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

(c) In case the Company shall fix a payment date for the making of a distribution to all holders of Ordinary Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 8(a)), or subscription rights or warrants, the Warrant Price to be in effect after such payment date shall be determined by multiplying the Warrant Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of Ordinary Shares outstanding multiplied by the Market Price (as defined below) per Ordinary Share immediately prior to such payment date, less the fair market value (as determined by the Company’s Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of Ordinary Shares outstanding multiplied by such Market Price per Ordinary Share immediately prior to such payment date. “Market Price” as of a particular date (the “Valuation Date”) shall mean the following: (a) if the Ordinary Shares are then listed on a national stock exchange, the closing sale price of one Ordinary Shares on such exchange on the last trading day prior to the Valuation Date; (b) if the Ordinary Shares are then quoted on The Nasdaq Stock Market, Inc. (“Nasdaq”), the National Association of Securities Dealers, Inc. OTC Bulletin Board (the “Bulletin Board”) or such similar quotation system or association, the closing sale price of one Ordinary Share on Nasdaq, the Bulletin Board or such other quotation system or association on the last trading day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low asked price quoted thereon on the last trading day prior to the Valuation Date; or (c) if the Ordinary Shares are not then listed on a national stock exchange or quoted on Nasdaq, the Bulletin Board or such other quotation system or association, the fair market value of one Ordinary Share as of the Valuation Date, as determined in good faith by the Board of Directors of the Company and the Warrantholder. If the Ordinary Shares are not then listed on a national securities exchange, the Bulletin Board or such other quotation system or association, the Board of Directors of the Company shall respond promptly, in writing, to an inquiry by the Warrantholder prior to the exercise hereunder as to the fair market value of an

Ordinary Shares as determined by the Board of Directors of the Company. In the event that the Board of Directors of the Company and the Warrantholder are unable to agree upon the fair market value in respect of subpart (c) of this paragraph, the Company and the Warrantholder shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne equally by the Company and the Warrantholder. Such adjustment shall be made successively whenever such a payment date is fixed.

(d) An adjustment to the Warrant Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

(e) In the event that, as a result of an adjustment made pursuant to this Section 8, the Warrantholder shall become entitled to receive any shares of capital stock of the Company other than Ordinary Shares, the number of such other shares so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Warrant.

Section 9. Fractional Interest. The Company shall not be required to issue fractions of Warrant Shares upon the exercise of this Warrant. If any fraction of an Ordinary Shares would, except for the provisions of the first sentence of this Section 9, be deliverable upon such exercise, the Company, in lieu of delivering such fractional share, shall pay to the exercising Warrantholder an amount in cash equal to the Market Price of such fractional Ordinary Share on the date of exercise.

Section 10. Extension of Expiration Date. If the Company fails to cause any Registration Statement covering Registrable Securities (unless otherwise defined herein, capitalized terms are as defined in the Registration Rights Agreement relating to the Warrant Shares (the “Registration Rights Agreement”)) to be declared effective prior to the applicable dates set forth therein, or if any of the events specified in Section 2(c)(ii) of the Registration Rights Agreement occurs, and the Blackout Period (whether alone, or in combination with any other Blackout Period) continues for more than 60 days in any 12 month period, or for more than a total of 90 days, then the Expiration Date of this Warrant shall be extended one day for each day beyond the 60-day or 90-day limits, as the case may be, that the Blackout Period continues.

Section 11. Benefits. Nothing in this Warrant shall be construed to give any person, firm or corporation (other than the Company and the Warrantholder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder.

Section 12. Notices to Warrantholder. Upon the happening of any event requiring an adjustment of the Warrant Price, the Company shall promptly give written notice thereof to the Warrantholder at the address appearing in the records of the Company, stating the adjusted Warrant Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Failure to give such notice to the Warrantholder or any defect therein shall not affect the legality or validity of the subject adjustment.

Section 13. Identity of Transfer Agent. The Transfer Agent for the Ordinary Shares is American Stock Transfer & Trust Company. Upon the appointment of any subsequent transfer agent for the Ordinary Shares or other shares of the Company’s capital stock issuable upon the exercise of the rights of purchase represented by the Warrant, the Company will mail to the Warrantholder a statement setting forth the name and address of such transfer agent.

Section 14. Notices. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or facsimile, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one business day after delivery to such carrier. All notices shall be addressed as follows: if to the Warrantholder, at its address as set forth in the Company’s books and records and, if to the Company, at the address as follows, or at such other address as the Warrantholder or the Company may designate by ten days’ advance written notice to the other:

If to the Company:

ViryaNet Ltd.

8 HaMarpe Street

Har Hotzvim

P.O. Box 45041

Jerusalem 91450

Israel

Attention: Albert A. Gabrielli, Chief Financial Officer

Fax: 011-508-490-8666

With a copy to:

Meitar Liquornik Geva & Leshem Brandwein

16 Abba Hillel Silver Rd.

Ramat Gan 52506, Israel

Attention: Raanan Lerner, Adv.

Fax: 011-9723-610-3111

Section 15. Registration Rights. The initial Warrantholder is entitled to the benefit of certain registration rights with respect to the Ordinary Shares issuable upon the exercise of this Warrant as provided in the Registration Rights Agreement, and any subsequent Warrantholder may be entitled to such rights.

Section 16. Successors. All the covenants and provisions hereof by or for the benefit of the Warrantholder shall bind and inure to the benefit of its respective successors and assigns hereunder.

Section 17. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law provisions thereof. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Warrant. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE COMPANY AND, BY ITS ACCEPTANCE HEREOF, THE WARRANTHOLDER HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS WARRANT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

Section 18. Cashless Exercise. Notwithstanding any other provision contained herein to the contrary, from and after the first anniversary of the Closing Date (as defined in the Purchase Agreement) and so long as the Company is required under the Registration Rights Agreement to have effected the registration of the Warrant Shares for resale to the public pursuant to a Registration Statement (as such term is defined in the Registration Rights Agreement), if the Warrant Shares may not be freely sold to the public for any reason (including, but not limited to, the failure of the Company to have effected the registration of the Warrant Shares or to have a current prospectus available for delivery or otherwise, but excluding the period of any Allowed Delay (as defined in the Registration Rights Agreement), the Warrantholder may elect to receive, without the payment by the Warrantholder of the aggregate Warrant Price in respect of the Ordinary Shares to be acquired, Ordinary Shares of equal value to the value of this Warrant, or any specified portion hereof, by the surrender of this Warrant (or such portion of this Warrant being so exercised) together with a Net Issue Election Notice, in the form annexed hereto as Appendix B, duly executed, to the Company. Thereupon, the Company shall issue to the Warrantholder such number of fully paid, validly issued and nonassessable Ordinary Shares as is computed using the following formula:

X = Y (A - B)

A

where

X = the number of Ordinary Shares to which the Warrantholder is entitled upon such cashless exercise;

Y = the total number of Ordinary Shares covered by this Warrant for which the Warrantholder has surrendered purchase rights at such time for cashless exercise (including both shares to be issued to the Warrantholder and shares as to which the purchase rights are to be canceled as payment therefor);

A = the “Market Price” of one Ordinary Share as at the date the net issue election is made; and

B = the Warrant Price in effect under this Warrant at the time the net issue election is made.

Section 19. Limitations on Exercise.

(a) Notwithstanding anything to the contrary contained herein, the number of Warrant Shares that may be acquired by the Warrantholder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of Ordinary Shares then beneficially owned by such Warrantholder and its Affiliates (as such term is defined in the Purchase Agreement) and any other Persons (as such term is defined in the Purchase Agreement) whose beneficial ownership of Ordinary Shares would be aggregated with the Warrantholder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), does not exceed 4.999% of the total number of issued and outstanding Ordinary Shares (including for such purpose the Ordinary Shares issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. This provision shall not restrict the number of Ordinary Shares which a Warrantholder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a transaction contemplated by Section 8 of this Warrant. By written notice to the Company, the Warrantholder may waive the provisions of this Section 19(a), but any such waiver will not be effective until the 61st day after delivery of such notice, nor will any such waiver effect any other Warrantholder.

(b) Notwithstanding anything to the contrary contained herein, the number of Warrant Shares that may be acquired by the Warrantholder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of Ordinary Shares then beneficially owned by such Warrantholder and its Affiliates and any other Persons whose beneficial ownership of Ordinary Shares would be aggregated with the Warrantholder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 9.999% of the total number of issued and outstanding Ordinary Shares (including for such purpose the Ordinary Shares issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. This provision shall not restrict the number of Ordinary Shares which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a transaction contemplated by Section 8 of this Warrant. This restriction may not be waived.

Section 20. No Rights as Stockholder. Prior to the exercise of this Warrant, the Warrantholder shall not have or exercise any rights as a stockholder of the Company by virtue of its ownership of this Warrant.

Section 21. Amendment; Waiver. This Warrant is one of a series of Warrants of like tenor issued by the Company pursuant to the Purchase Agreement and initially covering an aggregate of 116,666 Ordinary Shares (collectively, the “Company Warrants”). Any term of this Warrant may be amended or waived (including the adjustment provisions included in Section 8 of this Warrant) upon the written consent of the Company and the holders of Company Warrants representing at least 50% of the number of Ordinary Shares then subject to all outstanding Company Warrants (the “Majority Holders”); provided, that (x) any such amendment or waiver must apply to all Company Warrants; and (y) the number of Warrant Shares subject to this Warrant, the Warrant Price and the Expiration Date may not be amended, and the right to exercise this Warrant may not be altered or waived, without the written consent of the Warrantholder.

Section 22. Section Headings. The section headings in this Warrant are for the convenience of the Company and the Warrantholder and in no way alter, modify, amend, limit or restrict the provisions hereof.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, as of the 5th day of August, 2005.

VIRYANET LTD.

By:
Name:
Title:

APPENDIX A

VIRYANET LTD.

WARRANT EXERCISE FORM

To ViryaNet Ltd.:

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant (“Warrant”) for, and to purchase thereunder by the payment of the Warrant Price and surrender of the Warrant,                      Ordinary Shares (“Warrant Shares”) provided for therein, and requests that certificates for the Warrant Shares be issued as follows:

Name

Address

Federal Tax ID or Social Security No.

and delivered by (certified mail to the above address, or (electronically (provide DWAC Instructions:                             ), or (other (specify):                                         ).

and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Shares purchasable upon exercise of this Warrant be registered in the name of the undersigned Warrantholder or the undersigned’s Assignee as below indicated and delivered to the address stated below.

Dated:                             ,

Note: The signature must correspond with Signature:
the name of the Warrantholder as written on the first page of the Warrant in every particular, without alteration or enlargement or any change whatever, unless the Warrant has been assigned.
Name (please print)

Address

Federal Identification or
Social Security No.

Assignee:

APPENDIX B

VIRYANET LTD.

NET ISSUE ELECTION NOTICE

To: ViryaNet Ltd.

Date:[                                    ]

The undersigned hereby elects under Section 18 of this Warrant to surrender the right to purchase [                    ] Ordinary Shares pursuant to this Warrant and hereby requests the issuance of [                    ] Ordinary Shares. The certificate(s) for the shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below.

Signature

Name for Registration

Mailing Address

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is made and entered into as of this 5th day of August, 2005 by and among ViryaNet Ltd., an Israeli corporation (the “Company”), and the “Investors” named in that certain Note Purchase Agreement by and among the Company and the Investors (the “Purchase Agreement”).

The parties hereby agree as follows:

1. Certain Definitions.

As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any person, any other person which directly or indirectly controls, is controlled by, or is under common control with, such person.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Conversion Shares” means the Ordinary Shares issuable upon the conversion of the Notes.

“Investors” shall mean the Investors identified in the Purchase Agreement and any Affiliate or permitted transferee of any Investor who is a subsequent holder of any Notes or Registrable Securities.

“Notes” means, the Company’s convertible notes issued to the Investors pursuant to the Purchase Agreement, the form of which is attached to the Purchase Agreement as Exhibit A, including the Restated Notes (as defined in the Purchase Agreement).

“Ordinary Shares” shall mean the Ordinary Shares, par value NIS 1.0 per share, of the Company and any securities into which such shares may hereinafter be reclassified.

“Payment Shares” means Ordinary Shares issued as payment pursuant to Section 7 of the Notes.

“Prospectus” shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

“Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the 1933 Act (as defined below), and the declaration or ordering of effectiveness of such Registration Statement or document.

“Registrable Securities” shall mean (i) the Shares, (ii) the Warrant Shares, (iii) the Conversion Shares, (iv) the Payment Shares, and (v) any other securities issued or issuable with respect to or in exchange for Registrable Securities; provided, that, a security shall cease to be a Registrable Security upon (A) sale pursuant to a Registration Statement or Rule 144 under the 1933 Act, or (B) such security becoming eligible for sale by the Investors pursuant to Rule 144(k).

“Registration Statement” shall mean any registration statement of the Company filed under the 1933 Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“Required Investors” means the Investors holding a majority of the Registrable Securities.

“SEC” means the U.S. Securities and Exchange Commission.

“Shares” means the Ordinary Shares purchased by the Investors pursuant to the Purchase Agreement.

“Warrants” means, the Warrants issued to the Investors pursuant to the Purchase Agreement, the form of which is attached to the Purchase Agreement as Exhibit B.

“Warrant Shares” means the Ordinary Shares issuable upon the exercise of the Warrants.

“1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

2. Registration.

(a) Registration Statements.

(i) Promptly following the Closing Date (as defined in the Purchase Agreement) but no later than thirty (30) days after the Closing Date (the “Filing Deadline”), the Company shall prepare and file with the SEC one Registration Statement on Form F-3 (or, if Form F-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of the Registrable Securities, subject to the Required Investors’ consent), covering the resale of the Registrable Securities. Such Registration Statement shall include the plan of distribution attached hereto as Exhibit A. Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional Ordinary Shares resulting from stock splits, stock dividends or similar transactions with respect to the Initial Registrable Securities. The Company shall use its reasonable best efforts to obtain from each person who now has piggyback registration rights a waiver of those rights with respect to the Registration Statement. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3(c) to the Investors and their counsel prior to its filing or other submission. If a Registration Statement covering the Registrable Securities is not filed with the SEC on or prior to the Filing Deadline, the Company will make pro rata payments to each Investor, as liquidated damages and not as a penalty, in an amount equal to 1.0% of the aggregate amount invested by such Investor pursuant to the Purchase Agreement for each 30-day period or pro rata for any portion thereof following the date by which such Registration Statement should have been filed for which no Registration Statement is filed with respect to the Registrable Securities. Such payments shall be in partial compensation to the Investors, and shall not constitute the Investors’ exclusive remedy for such events. Such payments shall be made to each Investor in cash. For the avoidance of doubt and as an example only, in the event that the Company files a Registration Statement three days after the Filing Deadline, the Company would be liable for liquidated damages in the amount of US$1,200.00.

(ii) Additional Registrable Securities. Upon the written demand of any Investor, upon any change in the Warrant Price (as defined in the Warrants) or the Conversion Price (as defined in the Notes) such that additional Ordinary Shares become issuable upon the exercise of the Warrants or the conversion of the Notes, and upon any increase in the number of Payment Shares to be issued under the Notes beyond those covered by the Registration Statement, the Company shall prepare and file with the SEC one or more Registration Statements on Form F-3 or amend the Registration Statement filed pursuant to clause (i) above, if such Registration Statement has not previously been declared effective (or, if Form F-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of such additional Ordinary Shares (the “Additional Shares”), subject to the Required Investors’ consent) covering the resale of the Additional Shares, but only to the extent the Additional Shares are not at the time covered by an effective Registration Statement. Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional Ordinary Shares resulting from stock splits, stock dividends or similar transactions with respect to the Additional Shares. The Company shall use its reasonable best efforts to obtain from each person who now has piggyback registration rights a waiver of those rights with respect to such Registration Statement. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3(c) to the Investors and their counsel prior to its filing or other submission. If a Registration Statement covering the Additional Shares is required to be filed under this Section 2(a)(ii) and is not filed with the SEC within five Business Days of the request of any Investor or upon the occurrence of any of the events specified in this Section 2(a)(ii), the Company will make pro rata payments to each Investor, as liquidated damages and not as a penalty, in an amount equal to 1.0% of the aggregate amount invested by such Investor for each 30-day period or pro rata for any portion thereof following the date by which such Registration Statement should have been filed for which no Registration Statement is filed with respect to the Additional Shares. Such payments shall be in partial compensation to the Investors, and shall not constitute the Investors’ exclusive remedy for such events. Such payments shall be made to each Investor in cash. For the avoidance of doubt and as an example only, in the event that a Registration Statement covering US$100,000 of Ordinary Shares was filed three days late, the Company would be liable for liquidated damages in the amount of US$100.00.

(b) Expenses. The Company will pay all expenses associated with each registration, including filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws, listing fees, fees and expenses of one counsel to the Investors and the Investors’ reasonable expenses in connection with the registration, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold.

(c) Effectiveness.

(i) The Company shall use commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable. The Company shall notify the Investors by facsimile or e-mail as promptly as practicable, and in any event, within twenty-four (24) hours, after any Registration Statement is declared effective and shall simultaneously provide the Investors with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby. If (A)(x) a Registration Statement covering the Initial Registrable Securities is not declared effective by the SEC within ninety (90) days after Closing Date, or (y) a Registration Statement covering Additional Shares is not declared effective by the SEC within ninety (90) days following the time such Registration Statement was required to be filed pursuant to Section 2(a)(ii), or (B) after a Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to such Registration Statement for any reason (including without limitation by reason of a stop order, or the Company’s failure to update the Registration Statement), but excluding the inability of any Investor to sell the Registrable Securities covered thereby due to market conditions and except as excused pursuant to subparagraph (ii) below, then the Company will make pro rata payments to each Investor, as liquidated damages and not as a penalty, in an amount equal to 1.0% of the aggregate amount invested by such Investor for each 30- day period or pro rata for any portion thereof following the date by which such Registration Statement should have been effective (the “Blackout Period”). Such payments shall be in partial compensation to the Investors, and shall not constitute the Investors’ exclusive remedy for such events. For the avoidance of doubt and as an example only, in the event that a Registration Statement covering US$100,000 of Ordinary Shares is declared effective three days after a deadline imposed in this Section 2(c)(i), the Company would be liable for liquidated damages in the amount of US$100.00. The amounts payable as liquidated damages pursuant to this paragraph shall be paid monthly within three (3) Business Days of the last day of each month following the commencement of the Blackout Period until the termination of the Blackout Period. Such payments shall be made to each Investor in cash.

(ii) For not more than twenty (20) consecutive days or for a total of not more than forty-five (45) days in any twelve (12) month period, the Company may delay the disclosure of material non-public information concerning the Company, by suspending the use of any Prospectus included in any registration contemplated by this Section containing such information, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company (an “Allowed Delay”); provided, that the Company shall promptly (a) notify the Investors in writing of the existence of (but in no event, without the prior written consent of an Investor, shall the Company disclose to such Investor any of the facts or circumstances regarding) material non-public information giving rise to an Allowed Delay, (b) advise the Investors in writing to cease all sales under the Registration Statement until the end of the Allowed Delay and (c) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable.

3. Company Obligations. The Company will use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:

(a) use commercially reasonable efforts to cause such Registration Statement to become effective and to remain continuously effective for a period that will terminate upon the earlier of (i) the date on which all Registrable Securities covered by such Registration Statement as amended from time to time, have been sold, and (ii) the date on which all Registrable Securities covered by such Registration Statement may be sold pursuant to Rule 144(k) (the “Effectiveness Period”) and advise the Investors in writing when the Effectiveness Period has expired;

(b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the period specified in Section 3(a) and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all of the Registrable Securities covered thereby;

(c) provide copies to and permit counsel designated by the Investors to review each Registration Statement and all amendments and supplements thereto no fewer than three (3) Business Days prior to their filing with the SEC and not file any document to which such counsel reasonably objects;

(d) furnish to the Investors and their legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company (but not later than two (2) Business Days after the filing date, receipt date or sending date, as the case may be) one (1) copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as each Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor that are covered by the related Registration Statement;

(e) use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;

(f) prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with the Investors and their counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions requested by the Investors and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(f), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 3(f), or (iii) file a general consent to service of process in any such jurisdiction;

(g) use commercially reasonable efforts to cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;

(h) immediately notify the Investors, at any time when a Prospectus relating to Registrable Securities is required to be delivered under the 1933 Act, upon discovery that, or upon the happening of any event as a result of which, the Prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of any such holder, promptly prepare and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

(i) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act, take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve (12) months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act, including Rule 158 promulgated thereunder (for the purpose of this subsection 3(i), “Availability Date” means the 45th day following the end of the fourth fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter).

(j) With a view to making available to the Investors the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Investors to sell Ordinary Shares to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) six months after such date as all of the Registrable Securities may be resold pursuant to Rule 144(k) or any other rule of similar effect or (B) such date as all of the Registrable Securities shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the 1934 Act; and (iii) furnish to each Investor upon request, as long as such Investor owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the 1934 Act, (B) a copy of the Company’s most recent Annual Report on Form 20-F or Report of Foreign Issuer on Form 6-K, and (C) such other information as may be reasonably requested in order to avail such Investor of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.

4. Due Diligence Review; Information. The Company shall make available, during normal business hours, for inspection and review by the Investors, advisors to and representatives of the Investors (who may or may not be affiliated with the Investors and who are reasonably acceptable to the Company), all financial and other records, all SEC Filings (as defined in the Purchase Agreement) and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company’s officers, directors and employees, within a reasonable time period, to supply all such information reasonably requested by the Investors or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investors and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of such Registration Statement.

The Company shall not disclose material nonpublic information to the Investors, or to advisors to or representatives of the Investors, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Investors, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and any Investor wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto.

5. Obligations of the Investors.

(a) Each Investor shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) Business Days prior to the first anticipated filing date of any Registration Statement, the Company shall notify each Investor of the information the Company requires from such Investor if such Investor elects to have any of the Registrable Securities included in the Registration Statement. An Investor shall provide such information to the Company at least two (2) Business Days prior to the first anticipated filing date of such Registration Statement if such Investor elects to have any of the Registrable Securities included in the Registration Statement.

(b) Each Investor, by its acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Investor has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

(c) Each Investor agrees that, upon receipt of any notice from the Company of either (i) the commencement of an Allowed Delay pursuant to Section 2(c)(ii) or (ii) the happening of an event pursuant to Section 3(h) hereof, such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until the Investor’s receipt of the copies of the supplemented or amended prospectus filed with the SEC and until any related post-effective amendment is declared effective and, if so directed by the Company, the Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Investor’s possession of the Prospectus covering the Registrable Securities current at the time of receipt of such notice.

6. Indemnification.

(a) Indemnification by the Company. The Company will indemnify and hold harmless each Investor and its officers, directors, members, employees and agents, successors and assigns, and each other person, if any, who controls such Investor within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof; (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”); (iii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) any violation by the Company or its agents of any rule or regulation promulgated under the 1933 Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; or (v) any failure to register or qualify the Registrable Securities included in any such Registration in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on an Investor’s behalf and will reimburse such Investor, and each such officer, director or member and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Investor or any such controlling person in writing specifically for use in such Registration Statement or Prospectus.

(b) Indemnification by the Investors. Each Investor agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by such

Investor to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto. In no event shall the liability of an Investor be greater in amount than the dollar amount of the proceeds (net of all expense paid by such Investor in connection with any claim relating to this Section 6 and the amount of any damages such Investor has otherwise been required to pay by reason of such untrue statement or omission) received by such Investor upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

(d) Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 6 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

7. Miscellaneous.

(a) Amendments and Waivers. This Agreement may be amended only by a writing signed by the Company and the Required Investors. The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Required Investors.

(b) Notices. All notices and other communications provided for or permitted hereunder shall be made as set forth in Section 9.4 of the Purchase Agreement.

(c) Assignments and Transfers by Investors. The provisions of this Agreement shall be binding upon and inure to the benefit of the Investors and their respective successors and assigns. An Investor may transfer or assign, in whole or from time to time in part, to one or more persons its rights hereunder in connection with the transfer of Registrable Securities by such Investor to such person, provided that such Investor complies with all laws applicable thereto and provides written notice of assignment to the Company promptly after such assignment is effected.

(d) Assignments and Transfers by the Company. This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of the Required Investors, provided, however, that the Company may assign its rights and delegate its duties hereunder to any surviving or successor corporation in connection with a merger or consolidation of the Company with another corporation, or a sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation, without the prior written consent of the Required Investors, after notice duly given by the Company to each Investor.

(e) Benefits of the Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f) Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

(g) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(h) Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

(i) Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

(j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(k) Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:	VIRYANET LTD.

By:
Name:
Title:

The Investors:	LIBERTYVIEW SPECIAL OPPORTUNITIES FUND, LP

By:
Name: Steven S. Rogers
Title: Authorized Person

Exhibit A

Plan of Distribution

The selling shareholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling Ordinary shares or interests in Ordinary shares received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their Ordinary shares or interests therein on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling shareholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the Ordinary shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such Ordinary shares at a stipulated price per share; and

•	a combination of any such methods of sale.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the Ordinary shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Ordinary shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the Ordinary shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Ordinary shares or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Ordinary shares in the course of hedging the positions they assume. The selling shareholders may also sell Ordinary shares short and deliver these securities to close out their short positions, or loan or pledge Ordinary shares to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Ordinary shares offered by this prospectus, which Ordinary shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling shareholders from the sale of the Ordinary shares offered by them will be the purchase price of the Ordinary shares less discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Ordinary shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling shareholders also may resell all or a portion of the Ordinary shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of Ordinary shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of Ordinary shares may be underwriting discounts and commissions under the Securities Act. Selling shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the Ordinary shares to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Ordinary shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Ordinary shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Ordinary shares in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the Ordinary shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the Ordinary shares offered by this prospectus.

We have agreed with the selling shareholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the Ordinary shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which such Ordinary shares may be sold pursuant to Rule 144(k) of the Securities Act.